Exhibit 10.7

Deed of Novation

The Bank of New York Mellon, London Branch

as the Trustee and Paying Agent and the Account Bank

and

VAALCO Gabon (Etame), Inc.

as the Original Party and

VAALCO Gabon S.A.

as the New Party

relating to the Etame Field Trustee and Paying
Agent Agreement (as amended, supplemented
and novated from time to time)

22 June 2017

CONTENTS

1. DEFINITIONS AND INTERPRETATION	1
2. EFFECTIVE DATE	2
3. TPAA	2
4. NOVATION OF THE TPAA	2
5. AMENDMENTS TO THE TPAA	3
6. COUNTERPART	4
7. GOVERNING LAW AND DISPUTES	4
APPENDIX 1	6
TPAA	6

THIS DEED is made on 22 June 2017

BETWEEN:

(1)  THE BANK OF NEW YORK MELLON, LONDON BRANCH, with its registered office at One Canada Square, London E14 5AL, in its capacity as the trustee and paying agent (the “Trustee and Paying Agent”);

(2)  THE BANK OF NEW YORK MELLON, LONDON BRANCH, with its registered office at One Canada Square, London E14 5AL, in its capacity as the Account Bank (the “Account Bank”);

(3)  VAALCO GABON (ETAME), INC., a company incorporated under the laws of the State of Delaware having its registered office at 1209 Orange Street, Wilmington, Delaware 19801, United States of America (the “Original Party”); and

(4)  VAALCO GABON S.A., a company incorporated under the laws of Gabon and having its registered office at Port-Gentil, Zone Industrielle OPRAG – Nouveau Port, Libreville/Gabon, B.P. 1335 (the “New Party”),

each being referred to individually as a “Party” and collectively as the “Parties”.

RECITALS:

(A)  Certain parties to this deed entered into the Etame Field Trustee and Paying Agent Agreement dated 26 June 2002, as amended on 26 November 2002, 1 February 2006 and 18 June 2014 (the “TPAA”).

(B)  The Original Party transferred its business in Gabon to the New Party pursuant to the terms of a Business Contribution Agreement dated 29 December 2016 (the “BCA”).

(C)  The Original Party has agreed to transfer its rights, obligations and liabilities under the TPAA to the New Party as part of the business transfer.

(D)  The Original Party and the New Party desire to novate the TPAA such that, with effect from the Effective Date, the Trustee and Paying Agent and the Account Bank shall release the Original Party from its obligations and liabilities in respect of the TPAA and the New Party shall assume all the rights, obligations and liabilities of the Original Party arising under the TPAA on the terms and subject to the provisions set out in this deed.

THE PARTIES AGREE AS FOLLOWS:

1.  DEFINITIONS AND INTERPRETATION

1.1  In this deed, save where expressly provided in this deed or as the context requires, capitalised terms used but not defined in this deed will have the meanings given to them in the TPAA.

1.2  In this deed:

“Effective Date” has the meaning given in the FPSO Contract Deed of Novation; and

“FPSO Contract Deed of Novation” means the deed of novation dated on or about the date of this deed and entered into between the New Party, the Original Party, Tinworth Pte Limited and Tinworth Limited, in relation to the Contract for the Provision and Operation of an FPSO for the Etame Field dated 20 August 2001 between the Original Party and Tinworth Limited, as amended, supplemented and novated from time to time.

1.3  Construction

Section 1.2 of the TPAA shall be deemed to be set out in full in this deed, but as if references in that article to the TPAA were references to this deed.

2.  EFFECTIVE DATE

2.1  This deed shall take effect on the Effective Date.

2.2  The Original Party and the New Party shall promptly notify the Trustee and Paying Agent and the Account Bank in writing when the Effective Date occurs.

3.  TPAA

The Original Party hereby states to the New Party that the copy of the TPAA is appended to this deed at appendix 1 and is a true and complete copy thereof.

4.  NOVATION OF THE TPAA

In consideration of the promises and the mutual covenants and agreements and obligations set out below and to be performed, each Party severally agrees that, with effect on and from the Effective Date:

4.1  the Original Party shall cease to be a party to the TPAA and the New Party shall become a party to the TPAA;

4.2  the New Party undertakes and covenants with the Trustee and Paying Agent and the Account Bank to observe, perform, discharge and be bound by all liabilities, obligations, duties and claims of the Original Party arising under or in connection with the TPAA in the place of the Original Party whether actual, accrued, contingent or otherwise, and whether arising on, before or after the Effective Date, as if the New Party had at all times been a party to the TPAA in place of the Original Party and each act or omission of the Original Party under the TPAA had been an act or omission of the New Party;

4.3  the Trustee and Paying Agent and the Account Bank release and discharge the Original Party from all liabilities, obligations, duties and claims to the extent that those liabilities, obligations, duties and claims are assumed by the New Party in accordance with the provisions of this deed and the Trustee and Paying Agent and the Account Bank hereby accepts the assumption of such liabilities and obligations by the New Party in place of the Original Party, as if the New Party had at all times been a party to the TPAA in place of the Original Party;

4.4  the Trustee and Paying Agent and the Account Bank undertake with the New Party to observe, perform, discharge and be bound by all liabilities, obligations, duties and claims of the Trustee and Paying Agent and the Account Bank arising under or in connection with the TPAA whether actual, accrued, contingent or otherwise, and whether arising on, before or after the Effective Date, as if the New Party had at all times been a party to the TPAA in place of the Original Party; and

4.5  the Original Party releases and discharges each of the Trustee and Paying Agent and the Account Bank from their respective liabilities, obligations and duties arising under or in connection with the TPAA to the extent that those liabilities, obligations and duties are owed to the New Party in accordance with the provisions set out in this deed and the Trustee and Paying Agent and the Account Bank hereby agree that those liabilities, obligations and duties are owed to the New Party in place of the Original Party as if the New Party had at all times been a party to the TPAA in place of the Original Party.

5.  AMENDMENTS TO THE TPAA

5.1  Each Party severally agrees that, with effect on and from the Effective Date:

(a)  all references to “VAALCO Gabon (Etame), Inc.” in the TPAA shall be replaced with “VAALCO Gabon S.A.”;

(b)  in section 9.6(a) (Notices) of the TPAA the Original Party's details shall be deleted and the New Party's details shall be deemed to be inserted as follows:

VAALCO Gabon S.A.
Port-Gentil, Zone Industrielle OPRAG – Nouveau Port, Libreville/Gabon
B.P. 1335
Attention: Managing Director

With a CC to:  VAALCO Energy Inc.
9800 Richmond Avenue, Suite 700
Houston, Texas  77042
Attention:  General Counsel

Telephone Number: +1 713 623 0801

(c)  in the definition of “TINWORTH” in the TPAA the reference to “TINWORTH Ltd., a Bermudian corporation” shall be replaced with “TINWORTH Pte. Limited”; and

(d)  the definition of “FPSO Contract” in the TPAA shall be deleted and a new definition shall be deemed to be inserted as follows:

“FPSO Contract” shall mean the Contract for the Provision and Operation of an FPSO for the Field dated August 20, 2001, between the Operator, TINWORTH and TINWORTH Gabon S.A., as the same has been or may be modified, supplemented, amended or novated, including any extension or renewal thereof.”

5.2  Save as herein expressly provided, all provisions of the TPAA shall remain in full force and effect and binding on the Trustee and Paying Agent, Account Bank and New Party on and from the Effective Date.

6.  COUNTERPART

6.1  This deed may be executed in any number of counterparts which together shall constitute one agreement and this deed shall not come into force and effect until it is properly executed by or on behalf of each of the Parties and is duly dated.

6.2  Delivery of an executed signature page of a counterpart in AdobeTM Portable Document Format (PDF) sent by electronic mail shall take effect as delivery of an executed counterpart of this deed.  If this method is adopted, without prejudice to the validity of such deed, each Party shall provide the other Parties with the original of such page as soon as reasonably practicable thereafter.

7.  GOVERNING LAW AND DISPUTES

The provisions of sections 9.4 (Disputes and Submission to Jurisdiction) and 9.9 (Applicable Law) of the TPAA shall apply to any dispute, controversy or claim arising out of or in connection with this deed, including any question regarding its existence, validity, formation or termination, and shall be deemed to be incorporated into this deed, mutatis mutandis.

IN WITNESS WHEREOF, this deed has been executed and delivered as a deed on 22 June 2017.

The Trustee and Paying Agent

For and on behalf of	)
THE BANK OF NEW YORK MELLON, LONDON	)	[SIGNED]
BRANCH.	)

The Account Bank

For and on behalf of	)
THE BANK OF NEW YORK MELLON, LONDON	)	[SIGNED]
BRANCH.	)

Original Party

For and on behalf of	)
VAALCO GABON (ETAME), INC.	)	[SIGNED]
)

New Party

For and on behalf of	)
VAALCO GABON S.A.	)	[SIGNED]
)

Acknowledged and consented to by:

For and on behalf of	)
TINWORTH PTE. LIMITED	)	[SIGNED]
)

APPENDIX 1

TPAA

VAALCO GABON (ETAME), INC.

And

J.P. MORGAN TRUSTEE AND DEPOSITARY COMPANY LIMITED

And

JPMORGAN CHASE BANK, LONDON BRANCH

ETAME FIELD
TRUSTEE AND PAYING AGENT AGREEMENT

THIS AGREEMENT, made as of the 26th day of June, 2002 between VAALCO GABON (ETAME), INC., a Delaware corporation (“VGEI”), on behalf of itself, in its capacity as Operator acting under the Operating Agreement and as a Consortium Member and on behalf of each other Consortium Member under the Operating Agreement, J.P. Morgan Trustee and Depositary Company Limited having its registered office at 125 London Wall, London EC2Y 5AJ as Trustee and Paying Agent and JPMorgan Chase Bank, London Branch (the “Bank”), acting through its branch located at Trinity Tower, 9 Thomas More Street, London, England E 1W 1YT as Account Bank (all capitalized terms in the Preface and Recitals are hereinafter defined under Section 1 below).

WITNESSETH:

WHEREAS,  VGEI, as the Operator and on behalf of the Consortium Members, will be executing Crude Oil Sales Contracts;

WHEREAS, each Crude Oil Sales Contract will provide that the Buyer shall pay Crude Oil Sales Contract Revenues due thereunder to the Etame Revenue Account;

WHEREAS, pursuant to the FPSO Contract between VGEI, as Operator, and TINWORTH, TINWORTH is entitled to receive certain Compensation subject to the terms and conditions thereof secured by the TINWORTH Reserve Account created and funded as provided herein;

WHEREAS, from time to time Consortium Members may enter into financing agreements with Subordinate Secured Parties and assign as security therefor, subject to funding Government Payments, Fees and Expenses and Additional Remuneration of the Trustee and Paying Agent and of the Account Bank and the TINWORTH Reserve Account (as provided herein), their pro rata share of Crude Oil Sale Contract Revenues;

WHEREAS, to secure payment of amounts due to (i) TINWORTH under the FPSO Contract and (ii) the several obligations of the Consortium Members to their Subordinate Secured Parties, VGEI, as the Operator and on behalf of the Consortium Members, wishes to assign its rights and their respective rights to the Crude Oil Sales Contract Revenues in respect of the related Crude Oil Sales Contracts to the Trustee and Paying Agent upon the terms and conditions set forth in this Agreement;

WHEREAS, amounts paid with respect to the Crude Oil Sales Contract Revenues in respect of the Crude Oil Sales Contracts will be received, held, managed and disbursed by the Trustee and Paying Agent (as provided herein);

NOW,  THEREFORE, in consideration of the mutual agreements contained herein, the Parties hereto agree as follows:

1.  DEFINED TERMS

1.1.  The following defined terms shall have the meanings set forth below, such meanings to be applicable to both the singular and the plural forms of such expressions:

“Accession Deed” shall have the meaning set forth in Section 2.9.

“Accounts” shall mean the Etame Reserve Account, the Etame Operating Account and the TINWORTH Reserve Account.

“Account Bank” shall mean the JPMorgan Chase Bank or any Successor appointed pursuant to Section 8.7.

“Account Bank’s Office” shall mean the office of the Account Bank, the address of the first Account Bank being set out in Section 9.6 or any other office of the Account Bank in London, the address of which is notified to the Operator and TINWORTH, with copies to any Subordinate Secured Parties, by the Account Bank pursuant to Section 9.6 or the office specified in an instrument delivered by any Successor.

“Agreement” shall mean this Etame Field Trustee and Paying Agent Agreement, as modified, supplemented or amended from time to time in accordance with the terms hereof.

“Applicable Law” shall have the meaning set forth in Section 9.9.

“Assigned Property” shall mean the property subject to the Crude Oil Sales Contracts Assignments.

“Authority” any national, supranational, regional or local government or governmental, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity, or central bank (or any person, whether or not government owned and howsoever constituted or called, that exercises the functions of a central bank);

“Authorisation” any consent, registration, filing, agreement, notarization, certificate, license, approval, permit, authority or exemption from by or with any Authority, whether given by express action or deemed given by failure to act within any specified time period and all corporate, creditors’ and stockholders’ approvals or consents;

“Bank” shall have the meaning set forth in the introduction to this Agreement.

“Beneficiaries” shall have the meaning set forth in Section 2.4.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in London and New York are authorized or obligated by law to remain closed.

“Buyers” shall mean collectively each of the buyers of Crude Oil under the Crude Oil Sales Contracts and their respective successors and permitted assigns thereunder.

“Charter” the articles of incorporation and bylaws and/or such other constitutive documents, howsoever called;

“Collection Actions” shall have the meaning set forth in Section 2.7(f).

“Compensation” shall mean all charter rate, operating rate and any other compensation whatsoever payable by the Operator to TINWORTH in accordance with their obligations and liabilities under the FPSO Contract.

“Consortium Members” shall mean collectively VGEI, PetroEnergy, Pan African Energy, Sasol, WAAL and NISSHO, and in each case its successors and permitted assigns under the Production Sharing Contract and the Operating Agreement.

“Consortium Member Accounts” shall mean the designated deposit accounts for each Consortium Member as designated on Schedule A hereto.

“Crude Oil” shall mean crude oil produced from the Field.

“Crude Oil Sales Contract Revenues” shall mean each amount payable in ‘U.S. Dollars pursuant to sales of Crude Oil exported from the Project and any amounts payable on account of interest due by reason of the late payment for Crude Oil under the Crude Oil Sales Contracts, in each case net of sales commissions provided for in the Crude Oil Sales Contracts or in any sales agency agreements entered into in connection therewith,

“Crude Oil Sales Contracts” shall mean each and all of the sales contracts for the marketing and sale of Crude Oil from the Project to be entered into either by:

(i)  the Operator on behalf of itself, the Consortium Members and the Government of Gabon and its assigns and each of the Buyers thereof; and

(ii)  such Consortium Members who elect to take in kind and separately sell its share of Crude Oil from the Project directly and each of the Buyers thereof;

as the same may be modified, supplemented or amended, including any extension or renewal thereof.

“Crude Oil Sales Contracts Assignment” shall have the meaning set forth in Section 2.7 (a).

“Crude Sharing Agreement” shall mean any agreement entered into between the Operator and any Consortium Member under which such Consortium Member elects to take in kind its share of Crude Oil from the Project and to sell it directly under a Crude Oil Sales Contract.

“Eligible Bank” means the Bank or any of the Bank’s affiliates or any other bank or trust company with a registered office or branch in London, England, provided the Bank or its relevant affiliate or such other bank or trust company has capital and surplus of at least US $500,000,000 and whose Long term senior debt is rated at least “A” by Standard & Poor’s Corporation or its successor or at least “A3” by Moody’s Investors Service, Inc. or its successor, or any equivalent rating, issued by such services or successors, as from time to time may be in effect.

“Environmental Law” shall mean all applicable laws, including common law, orders, decrees, permits, rules or regulations pertaining to the environment, health and safety, hazardous substances, or the environmental conditions on, under, or about the Field, the Project or the loading, storage, off-loading and transportation of Crude Oil from the Field.

“Environmental Liability” shall mean any liability under any Environmental Law.

“Etame Operating Account” shall mean the account established and maintained pursuant to Section 4.1 by the Trustee and Paying Agent in the Trustee and Paying Agent’s name with the Account Bank, having the designation “JPMTDC Re:  Etame Operating Account” and account number 24690601.

“Etame Revenue Account” shall mean the account established and maintained pursuant to Section 2.1 by the Trustee and Paying Agent in the Trustee and Paying Agent’s name with the Account Bank, having the designation “JPMTDC Re:  Etame Revenue Account” and account number 24690602.

“Fees and Expenses” shall have the meaning set forth in Section 8.2.

“Field” shall mean the Etame Field located offshore Gabon and more particularly described in the Production Sharing Contract and the Operating Agreement.

“Final Compensation Payment” shall mean the final payment for Compensation due and owing to TINWORTH under the FPSO Contract.

“Finance Document” means any agreement or deed relating to the transactions contemplated by this Agreement, other than this Agreement.

“FPSO Contract” shall mean the Contract for the Provision and Operation of an FPSO for the Field dated August 20, 2001, between the Operator and TINWORTH, as the same may hereafter be modified, supplemented or amended, including any extension or renewal thereof.

“Gabon” shall mean the Republic of Gabon.

“Government” shall mean the government of Gabon.

“Government Payments” shall mean any funds to be disbursed by the Trustee and Paying Agent to the Government under Section 3.1.

“Investment Designation” shall have the meaning set forth in Section 7.1.

“Letters of Credit” shall mean each irrevocable and transferable letter of credit or any similar payment security provided by a Buyer in favor of the Operator, any Consortium Member or Trustee and Paying Agent to provide for the payment when due of the purchase price of Crude Oil sold pursuant to the Crude Oil Sales Contracts.

“NISSHO” shall mean Nissho Iwai Corporation, a Japanese corporation,

“Operating Agreement” shall mean the joint operating agreement effective as of April 4, 1997 between VGEI, VAALCO Energy (Gabon), Inc., WAAL, Petrofields Exploration & Development Co. Inc. and Alcorn Petroleum and Mineral Corporation, as the same has been and may hereafter be modified, supplemented or amended, including any extension or renewal thereof and any successors of the original parties.

“Operator” shall mean VGEI, the designated Operator pursuant to the Operating Agreement and its successors and permitted assigns under the Operating Agreement and the Production Sharing Contract.

“Pan African Energy” shall mean Pan African Energy Gabon Corporation, (formerly known as VAALCO Energy (Gabon), Inc.), a Delaware Corporation.

“Party” shall mean each of the Trustee and Paying Agent, the Account Bank and the Operator.

“Payment Default” shall have the meaning set forth in Section 5.3.

“Payment Due Date” shall mean the date on which the Buyer must pay the amount due under the relevant Crude Oil Sales Contract to the Operator or, as the case may be, the relevant Consortium Member.

“Permitted Investments” shall mean any of the following investments having a maturity date not later than the Business Day immediately preceding the date on which it is anticipated the proceeds thereof will be required in order to make any payment hereunder and in any event not more than one year from the date the investment is acquired by the Trustee and Paying Agent:  (i) Eurodollar time deposits with Eligible Banks, (ii) Eurodollar certificates of deposit of Eligible Banks, (iii) commercial paper, finance company paper or bonds denominated in Eurodollars of any issuer, including Trustee and Paying Agent or any of its affiliates, or (iv) money market funds, provided that in the case of any investments described in either clause (iii) or (iv) above, such investments shall be rated not less than “P-I” by Moody’s Bank Credit Report Service or its successors and “A-1 +” by Standard & Poor’s Corporation CD Ranking Service or its successors, or any equivalent rating, issued by such services or successors, as from time to time may be in effect, all in accordance with Section 7.1.

“PetroEnergy” shall mean PetroEnergy Resources Corporation, a Philippine corporation.

“Production Sharing Contract” shall mean the Production Sharing Contract executed by VGEI and VAALCO Energy (Gabon), Inc. with the Ministry of Petroleum of Gabon on July 6, 1995, as the same has been and may hereafter be modified, supplemented or amended, including any extension or renewal thereof.

“Project” shall mean the floating production storage and offloading system and the three oil wells existing in the Field and such other wells or facilities as may be added to develop the Field.

“Sasol” shall mean Sasol Petroleum International (Pty) Ltd., a South African Corporation.

“Secured Obligations” shall mean collectively such obligations owed by the Operator, for itself and as agent for and on behalf of the other Consortium Members to TINWORTH under the FPSO Contract and the several obligations, if any, owed by the Consortium Members to their respective Subordinate Secured Parties.

“Security” shall mean the security created or expressed to be created in favour of the Trustee and Paying Agent pursuant to this Agreement.

“Subordinate Secured Parties” shall mean, at any time, the party or parties identified in Schedule A that a Consortium Member has notified in writing to the Operator, the Trustee and Paying Agent and the Account Bank is a secured creditor with respect to such Consortium Member’s share of the Crude Oil Sales Contract Revenues and a beneficiary of the Crude Oil Sales Contract Assignment with respect to such share.

“Successor” shall have the meaning set forth in Section 8.7.

“Tax” shall mean all present and future taxes, levies, imposts or duties (including value added and stamp duties) whatsoever and wheresoever imposed.

“TINWORTH” shall mean TINWORTH Ltd., a Bermudian corporation or its successor.

“TINWORTH Draw Notice” shall mean a written notification in form of Schedule D attached hereto as provided in Section 5.3.

“TINWORTH Reserve Account” shall mean the account established pursuant to Section 5.1 by the Trustee and Paying Agent in the Trustee and Paying Agent’s name with the Account Bank, having designation “JPMTDC:  TINWORTH Reserve Account” and account number 24690603.

“TINWORTH Reserve Account Maximum Balance” shall have the meaning set forth in Section 5.2.

“Trustee Acts” shall mean the Trustee Act 1925 and the Trustee Act 2000 of England and Wales.

“Trustee and Paying Agent” shall mean the person designated as such by the Operator pursuant to Section 2.1 or any Successor appointed pursuant to Section 8.7.

“Trustee and Paying Agent’s Office” shall mean the office of the Trustee and Paying Agent, the address of the first Trustee and Paying Agent being set out in Section 9.6 or any other office of the Trustee and Paying Agent in London, the address of which is notified to the Operator and TINWORTH, with copies to any Subordinate Secured Parties, by the Trustee and Paying Agent pursuant to Section 9.6 or the office specified in an instrument delivered by any Successor.

“Trust Funds” shall have the meaning set forth in Section 2.4.

“Trust Property” shall mean the property held by the Trustee and Paying Agent upon the terms of the trusts set out in Section 2.4.

“Underlying Security” shall mean all liens, security interests, Letters of Credit, mortgages or similar rights securing payment by the Buyers of the Crude Oil Sales Contract Revenues.

“US$” and ‘‘U.S. Dollars” shall mean the lawful currency of the United States of America.

“VGEI” shall have the meaning set forth in the introduction to this Agreement.

“WAAL” shall mean Western Atlas Afrique, Ltd., a Bermuda Corporation.

1.2.  Interpretation.

In this Agreement, unless the context otherwise requires:

(a)  headings are for convenience only and do not affect the interpretation of this Agreement;

(b)  words importing the singular include the plural and vice versa;

(c)  a “person” includes any company, corporation, partnership, trust, estate, unincorporated organization, joint venture, association, juridical entity, corporation or other body corporate and any government, state or any political subdivision, authority or agency thereof;

(d)  a reference to a party, Schedule or Section is a reference to that Section of, or that party or Schedule to, this Agreement;

(e)  a reference to a party to any document includes that party’s successors and permitted assigns; and

(f)  a reference to a statute or statutory provision shall be construed as a reference to such statute or statutory provision as the same shall have been or may be amended or re-enacted.

2.  RECEIPT OF FUNDS

2.1.  Designation of Trustee and Paying Agent and Etame Revenue Account.

The Operator hereby appoints J.P. Morgan Trustee and Depositary Company Limited as the Trustee and Paying Agent and J.P. Morgan Trustee and Depositary Company Limited hereby accepts its appointment as Trustee and Paying Agent and its obligations hereunder upon and subject to the terms and conditions of this Agreement.  The Trustee and Paying Agent may delegate all or any of the rights, powers and discretions vested in it by this Agreement pursuant to Clause 8.1(k). All Crude Oil Sales Contract Revenues shall be paid to the Trustee and Paying Agent.  In the event any Consortium Member sells its share of Crude Oil directly under a Crude Oil Sales Contract such Consortium Member shall, as shall be required by the Operator under the relevant Crude Sharing Agreement, appoint J.P. Morgan Trustee and Depositary Company Limited as the Trustee and Paying Agent to which Crude Oil Sales Contract Revenues under its Crude Oil Sales Contract shall he paid.  The Trustee and Paying Agent shall establish and maintain the Etame Revenue Account, to which all Crude Oil Sales Contract Revenues and any other monies which may be payable to Consortium Members in respect of any Crude Oil Sales Contract Revenues shall be paid.  The Trustee and Paying Agent shall deposit in the Etame Revenue Account each amount of Crude Oil Sales Contract Revenues and any other monies which may be payable to Consortium Members in respect of any Crude Oil Sales Contract Revenues received by it.

2.2.  The Operator shall and shall cause any Consortium Member selling Crude Oil directly to send to the Trustee and Paying Agent (i) any Crude Oil Sales Contract promptly following the execution of the contract and (ii) a copy of each invoice at the same time that such invoice is sent to the relevant Buyer.

2.3.  Covenant to Pay.

The Operator on behalf of each of the Consortium Members covenants with the Trustee and Paying Agent on behalf of itself and as trustee for and on behalf of the Beneficiaries (as defined below) that the Operator and such Consortium Members will pay and discharge the Secured Obligations owed to TINWORTH under the FPSO Contract.

2.4.  Declaration of Trust Funds.

All amounts received in the Etame Revenue Account pursuant to Section 2.1, and Section 2.1 as applied by Section 2.9, in the Etame Operating Account pursuant to Section 4.2 and the TINWORTH Reserve Account pursuant to Section 5.2,  Section 7.1 and Section 7.2 are herein referred to as the “Trust Funds.”  The Trustee and Paying Agent hereby declares itself trustee of the Trust Funds on trust for itself, the Operator, the Consortium Members, TINWORTH and the Subordinate Secured Parties each as the case may be (being the beneficiaries hereto) the “Beneficiaries” and shall hold the Trust Funds and the benefit of all related rights in trust for the Beneficiaries in accordance with their respective rights hereunder. Such funds shall be held upon trust for the benefit of those having a right to receive disbursements and distributions to the extent provided in this Agreement.

2.5.  Amounts Received.

(a)  In the event the Trustee and Paying Agent receives any amount from any person which amount is not designated for the Etame Revenue Account or for any other account established or to be established hereunder, or an amount in relation to which it has not received a notification from the Operator, the Trustee and Paying Agent shall request instructions from the Operator as to the proper account designation of the amount received and shall deposit such amount in the account or accounts specified in the designation given by the Operator.

(b)  If the Operator receives any sum which, pursuant to this Agreement, should have been paid to the Trustee and Paying Agent, that sum shall be held by the Operator on trust for the Beneficiaries and shall promptly be paid to the Trustee and Paying Agent in accordance with this Agreement.

2.6.  Currency Conversion.

If the Trustee and Paying Agent recovers a payment in a currency other than US dollars, the Trustee and Paying Agent may convert the moneys received or recovered by the Trustee and Paying Agent into US dollars at the spot rate at which the Trustee and Paying Agent is able to purchase US dollars with the amount received.

2.7.  Crude Oil Sale Contracts Assignment.

(a)  To the extent permitted or not prohibited by the Crude Oil Sales Contracts, the Operator on behalf of each of the Consortium Members with full title guarantee and as continuing security for the payment and discharge of the Secured Obligations to the Trustee and Paying Agent for the benefit of TINWORTH and the Subordinate

Secured Parties assigns by way of security absolutely to the Trustee and Paying Agent (the “Crude Oil Sales Contracts Assignment”) all the Crude Oil Sales Contract Revenues in respect of the Crude Oil Sales Contracts to which it is a party, and all liens, security interests, Letters of Credit, mortgages or similar rights securing payment by the Buyers of the Crude Oil Sales Contract Revenues pursuant to the related Crude Oil Sales Contracts, including without limitation:

(i)  the right to receive all Crude Oil Sales Contract Revenues,

(ii)  payments arising from any claims for damages in respect of Crude Oil Sales Contract Revenues, and

(iii)  payments received as a result of the Operator, Trustee and Paying Agent or its assignee compelling performance of the payment of such Crude Oil Sales Contract Revenues (all of which shall be held by the Trustee and Paying Agent upon the terms of the trusts set out in Section 2.4 above);

provided however that the Trustee and Paying Agent shall have no right or obligation (unless instructed to do so by the Operator) to consent or agree to any amendment, modification or waiver under or with respect to any such Crude Oil Sales Contract or any such lien, security interest, Letter of Credit, mortgage or similar right. The Trustee and Paying Agent hereby accepts such Crude Oil Sale Contracts Assignment in accordance with the terms hereof.

The Operator shall, contemporaneously with the execution of each Crude Oil Sales Contract to which it is a party, serve a notice of the Crude Oil Sales Contract Assignment, in the form set out in Schedule E on each Buyer thereunder and the Operator shall use its reasonable endeavors to procure that each Buyer promptly executes and delivers to the Trustee and Paying Agent (with a copy thereof to the Operator, TINWORTH and the Subordinate Secured Parties) an acknowledgement of the Crude Oil Sales Contract Assignment in the form set out in Schedule F.  The Operator shall use its reasonable endeavors to obtain any relevant consent, waiver or acknowledgement necessary to give full effect to the foregoing assignment to the Trustee and Paying Agent.

(b)  The Operator for itself and on behalf of each of the Consortium Members represents, warrants and covenants that:

(i)  it has not assigned and will not assign for itself or on behalf of each of the Consortium Members any of its rights or interests hereby assigned to any person other than the Trustee and Paying Agent as aforesaid;

(ii)  it has and will have the necessary power to enable it to enter into and perform its obligations under this Agreement;

(iii)  this Agreement constitutes and will constitute its legal, valid, binding and enforceable obligation (except as enforcement may be limited by bankruptcy, moratorium, insolvency, reorganisation or similar laws generally affecting creditors’ rights as well as the awards by courts of relief in lieu of specific performance of contractual provisions); and

(iv)  all necessary authorisations to enable it to enter into this Agreement have been obtained and are, and will remain, in full force and effect.

(c)  Anything herein to the contrary notwithstanding, the Operator agrees for the benefit of the Trustee and Paying Agent and for the benefit of each person having an interest in or right at any time to distribution or disbursement of Trust Funds hereunder that:

(i)  the Operator shall at all times remain liable to the other party or parties to each Crude Oil Sales Contract to which the Operator is a party to perform all of the duties and obligations of the Operator thereunder as if the Crude Oil Sale Contracts Assignment hereunder had not been made, and

(ii)  the Trustee and Paying Agent shall not have any obligation or liability under any Crude Oil Sales Contract or in respect of any Crude Oil Sales Contract Revenue or any lien, security interest, Letter of Credit, mortgage or similar right securing payment by the Buyers of the Crude Oil Sales Contract Revenues pursuant to the related Crude Oil Sales Contracts or any other instrument or agreement securing payment by the Buyers of the Crude Oil Sales Contract Revenues pursuant to the related Crude Oil Sales Contracts by reason of, or arising under, this Agreement or be obligated to perform any of the obligations of the Operator under any thereof or, except as otherwise expressly provided in Section 2.7(t), to make any payment or to make any inquiry as to the sufficiency of any payment received by it or to present or file any claim or to take any other action to collect or enforce any claim for or right to any payment or security therefor assigned hereunder.

(d)  The Operator on behalf of each of the Consortium Members does hereby constitute the Trustee and Paying Agent and its respective delegates, the Operator’s true and lawful attorney irrevocably, with full power (in the name of the Operator or otherwise on its behalf) to do all acts and all things (including full power to delegate) and to sign, seal, execute, deliver, perfect and do all deeds, instruments and documents, acts and things which may be necessary hereunder and to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due and to become due under or arising out of each Crude Oil Sales Contract to which the Operator is a party and, to endorse any instruments or orders in connection therewith.  The Operator ratifies and confirms and agrees to ratify and confirm whatever any attorney appointed hereunder shall do in its capacity as such.  Unless and until the Trustee and Paying Agent shall take any action or exercise any right under Section 2.7(t) and shall have notified the Operator to such effect, the Operator may in its discretion take any such action or exercise any such right.

(e)  The Operator agrees that, subject to the Operating Agreement, the Operator will, at its own expense, promptly and duly execute and deliver any and all such further notices,

instruments and documents and take such further action as the Trustee and Paying Agent may require or consider necessary in order to obtain the full benefits of the Crude Oil Sale Contracts Assignment and the rights and powers herein granted. The Operator shall deliver, and shall cause to be delivered, to the Trustee and Paying Agent all Crude Oil Sales Contracts and Letters of Credit and any other security for performance of the Buyers under the Crude Oil Sales Contracts.  The Operator shall provide, and shall cause to be provided, to the Trustee and Paying Agent all amendments, modifications or supplements to the Crude Oil Sales Contracts, the Letters of Credit or any other instruments or agreements securing payment by the Buyers of the Crude Oil Sales Contract Revenues pursuant to the related Crude Oil Sales Contracts or the Letters of Credit; provided however that until the Trustee and Paying Agent shall have received any such amendment, modification or supplement, it may assume and act or not act on the basis that the executed original documentation in its possession is solely authoritative, in effect and binding.

(f)  In the event payment is not made in respect of any Crude Oil Sales Contract or Letter of Credit when due, the Trustee and Paying Agent shall have no duty to exercise any right or take any action under any Crude Oil Sales Contract or, except as set forth in Section 2.8, under any Letter of Credit (“Collection Actions”).  The Trustee and Paying Agent may, and if instructed in writing by the Operator, shall appoint the Operator or its nominee as the agent of the Trustee and Paying Agent to exercise any such right or take any such action provided that the Trustee and Paying Agent is indemnified and or secured to its satisfaction.  In acting (or refraining from acting) as such agent of the Trustee and Paying Agent, the Operator and its assignee shall have all rights, benefits, powers and protections provided to the Trustee and Paying Agent under or pursuant to this Agreement.

(g)  Notwithstanding anything to the contrary contained herein, the Trustee and Paying Agent makes no representation as to the collectability of any lien or security interest purported to be created hereby, or as to the sufficiency, validity or genuineness of any instruments or documents at any time assigned or deposited with the Trustee and Paying Agent hereunder, or any liens purported to be created hereunder or under any other document referred to or provided for in this Section.  The Trustee and Paying Agent shall have no duty to do, cause to be done or advise with respect to any filing or recording or to the maintenance of any such filing or recording with any governmental agency or office or otherwise.  The Trustee and Paying Agent shall, if directed by the Operator or its nominee in accordance with Section 2.7(f), deliver or cause to be delivered to the Operator such instruments, notices or other documents designed to create, protect, perfect or effect the Crude Oil Sales Contracts Assignment, which instruments, notices or other documents shall have been prepared by the Operator or its nominee and delivered to the Trustee and Paying Agent.

2.8.  Letters of Credit.

(a)  If, as indicated by the relevant invoice, payment for Crude Oil sold pursuant to a Crude Oil Sales Contract is to be effected by a Letter of Credit, the Trustee and Paying Agent shall, but only to the extent that the applicable Letter of Credit (together with all documents required to be presented thereunder) is in the possession of the Trustee and Paying Agent, draw on the applicable Letter of Credit in the manner provided therein and for the amount then due on the applicable payment due date.  If any invoice under a Crude Oil Sales Contract is not paid when due in respect of which invoice a Letter of Credit is held by the Trustee and Paying Agent as security for payment of such invoice, the Trustee and Paying Agent shall notify the Operator of such event and the Trustee and Paying Agent shall draw on the applicable Letter of Credit, in the manner provided therein and for the amount then due, after the lapse of five (5) calendar days following the applicable payment due date, but in any event prior to the expiration date of the relevant Letter of Credit.  If the applicable Letter of Credit is in favour of the Operator or any Consortium Member, the Trustee and Paying Agent shall request such party to draw on the Letter of Credit and deposit such funds into the Etame Revenue Account.

(b)  In the event the issuing bank, advising bank or confirming bank, as the case may be, fails to honor any draw by or on behalf of the Trustee and Paying Agent under a Letter of Credit, the Trustee and Paying Agent shall promptly notify the Operator and shall make prompt written demand on the issuing bank, advising bank or confirming bank.  The Trustee and Paying Agent may, and if requested by the Operator shall, provided that the Trustee and Paying Agent is indemnified and/or secured to its satisfaction, take or cause to be taken such other reasonable action as may be specified by the Operator to, cause the issuing bank, advising bank or confirming bank to honor such Letter of Credit, which instructions may be to appoint the Operator or its nominee as the Trustee and Paying Agent’s agent pursuant to Section 2.7(f).  If the Operator should directly receive any monies from the issuing bank, advising bank or confirming bank as a result of such action such monies shall be held on trust by the Operator and shall immediately be transferred to the Trustee and Paying Agent and shall be treated as Crude Oil Sales Contract Revenues.

2.9.  Direct Sales/Crude Sharing Agreements.

In the event that any Consortium Member elects to sell its share of Crude Oil from the Project directly to a Buyer, the Operator shall cause such Consortium Member to enter into a Crude Sharing Agreement with the Operator whereby such Consortium Member shall covenant, among other matters, to perform, with respect to the Crude Oil Sales Contracts and Crude Oil Sales Contract Revenues related to such Consortium Member’s share of Crude Oil, the obligations of the Operator under Sections 2.1 (save for the obligation of the Operator referred to in the 4th sentence thereof), 2.2,  2.3,  2.4,  2.5(b),  2.6,  2.7,  2.8,  8.1(a),  (i),  (m),  (p)(iii), and 9.4(c) as more particularly set forth under such Crude Sharing Agreement (including, for avoidance of doubt, an obligation of the Operator to cause any such Consortium Member to duly execute an assignment of such Consortium Member’s rights under such Crude Oil Sales Contracts to the Trustee and Paying Agent in accordance with Section 2.5) and to execute an instrument acceding to this Agreement in substantially the form of Schedule I hereto (“Accession Deed”).  The Trustee and Paying Agent shall be entitled to Fees and Expenses and Additional Remuneration in connection therewith pursuant to Section 8.2 and 8.3.

2.10.  Acceptance of Accession Deeds.

Each of the Parties hereto appoints the Trustee and Paying Agent to receive on its behalf each Accession Deed delivered to the Trustee and Paying Agent pursuant to Section 2.9 and to accept and sign it if the Trustee and Paying Agent has received such documentation from the acceding Consortium Member that it, in its sole discretion, requires in order to comply with all applicable legal and regulatory requirements.  No Accession Deed shall be effective unless and until accepted and signed by the Trustee and Paying Agent.  The Trustee and Paying Agent shall be entitled to assume, without further enquiry, that any such Accession Deeds are duly executed, authentic, legal, valid, binding and enforceable.

3.  DISBURSEMENTS WITH RESPECT TO GOVERNMENT PAYMENTS

3.1.  Government Payments.

The Trustee and Paying Agent shall as soon as practicable but not more than three (3) Business Days after receipt of any amount of Crude Oil Sales Contract Revenues, pay over from the Etame Revenue Account to the Government an amount specified by the operator as the Government’s share of such amount pursuant to the Production Sharing Contract (“Government Payments”), which amount shall be as specified in the notice received by the Trustee and Paying Agent from the Operator at least three (3) Business Days prior to the due date of each invoice for the sale of Crude Oil under the relevant Crude Oil Sales Contract, failing the receipt of which the Trustee and Paying Agent shall act in accordance with the previous such notice in determining the applicable amount to be paid to the Government.  Amounts payable to the Government hereunder shall be paid to such account as shall be specified in writing by the Operator to the Trustee and Paying Agent.

4.  ESTABLISHMENT OF ETAME OPERATING ACCOUNT

4.1.  Etame Operating Account.

The Trustee and Paying Agent shall establish and maintain the Etame Operating Account.

4.2.  Funds to be Deposited.

As soon as practicable but no later than two (2) Business Days after receipt by it of any amount in funds in the Etame Revenue Account, the Trustee and Paying Agent shall deposit in the Etame Operating Account all amounts in the Etame Revenue Account in excess of the amount of Government Payments required to be made pursuant to Section 3.1.

5.  DISBURSEMENTS WITH RESPECT TO TRUSTEE COMPENSATION AND THE TINWORTH RESERVE ACCOUNT

5.1.  Establishment of TINWORTH Reserve Account.

The Trustee and Paying Agent shall establish and maintain the TINWORTH Reserve Account.

5.2.  Payment.

Any time funds are deposited in the Etame Operating Account, the Trustee and Paying Agent shall as soon as practicable after such deposit but in no event more than two (2) Business Days thereafter pay or deposit such funds in the following order:

First, pay Fees and Expenses incurred in accordance with Section 8.2 hereof and Additional Remuneration incurred in accordance with Section 8.3 hereof.

Second, deposit such amounts in the TINWORTH Reserve Account as may be necessary to ensure that the credit balance of the TINWORTH Reserve Account, including the value of any Permitted Investments and accrued interest in accordance with Section 7, is equal to $2,500,000 (the “TINWORTH Reserve Account Maximum Balance”).

Third, distribute the balance remaining in the Etame Operating Account, if any, to each of the Consortium Member’s Accounts the amounts in accordance with their respective entitlements under Production Sharing Contract and the Operating Agreement, as shall be specified in the notice received by the Trustee and Paying Agent from the Operator at least three (3) Business Days prior to the date of such distribution.

5.3.  TINWORTH Reserve Account Draws.

TINWORTH shall be entitled to draw such amounts out of the TINWORTH Reserve Account up to the TINWORTH Reserve Account Maximum Balance in the event Operator fails to pay any Compensation due to TINWORTH under the FPSO Contract on the due date thereof and after the expiration of any applicable grace periods (a “Payment Default”), upon five (5) Business Days’ written notice from TINWORTH (“TINWORTH Draw Notice”) to the Trustee and Paying Agent with copies to the Operator and each of the Subordinate Secured Parties (as designated on the most recent Schedule A delivered to TINWORTH pursuant to Section 6.1(b)), declaring that a Payment Default has occurred under the FPSO Contract and for these purposes the Trustee and Paying Agent can rely without enquiry on a certificate from TINWORTH certifying that TINWORTH has sent such copies of the TINWORTH Draw Notice and the Trustee and Paying Agent shall not be liable for so acting.  TINWORTH shall have no obligation to confirm that Schedule A is a complete and current list of Subordinate Secured Parties.  The Trustee and Paying Agent shall distribute to TINWORTH such amounts in the TINWORTH Reserve Account up to the TINWORTH Reserve Account Maximum Balance as certified due and owing under the TINWORTH Draw Notice.  Trustee and Paying Agent shall liquidate the Permitted Investments to the extent necessary to fund the full amount of the TINWORTH Draw Notice, whether or not such Permitted Investments have matured.  Anything herein to the contrary notwithstanding, the Operator on behalf of itself and each of the Consortium Members agrees for the benefit of the Trustee and Paying Agent that the Trustee and Paying Agent shall be under no duty to inquire or seek approval from Operator, any Consortium Member or any Subordinate Secured Party or any other person with respect to the occurrence or not of the Payment Default or the right of TINWORTH to receive the amount requested under the TINWORTH Draw Notice and Trustee and Paying Agent shall have no liability to the Operator, any Consortium Member or Subordinate Secured Party to determine or resolve any claims with respect to their rights under the FPSO Contract, TINWORTH’s Compensation, or any other disputes between TINWORTH and the Operator thereunder for payment of such amounts.

5.4.  Final Compensation Payment.

After the date of payment of the Final Compensation Payment pursuant to the FPSO Contract as confirmed by notice from the Operator and TINWORTH to the Trustee and Paying Agent, the

Trustee and Paying Agent shall as promptly as practicable convert to cash any Permitted Investments then held in the TINWORTH Reserve Account and promptly pay all amounts remaining in the TINWORTH Reserve Account to the Consortium Members’ Accounts in accordance with the instructions as provided by the Operator in the manner described in Paragraph “Third” under Section 5.1, and thereafter close the TINWORTH Reserve Account.

6.  PROCEDURES RESPECTING ACCOUNTS AND SECURITY INTERESTS UNDER THIS AGREEMENT

6.1.  Beneficial Rights in Trust Funds.

(a)  TINWORTH shall have under this Agreement or otherwise no claim or interest in the Etame Revenue Account or Etame Operating Account except to the extent funds deposited in the Etame Operating Account are to be deposited in the TINWORTH Reserve Account as provided in Section 5.2.  The funds in the TINWORTH Reserve Account, up to the TINWORTH Reserve Account Maximum Balance, shall be held for the benefit of TINWORTH as security for and payment of the Compensation. Except as provided under Section 7.2, prior to the Final Compensation Payment, neither Operator nor any Consortium Member or any Subordinate Secured Party shall have any security interest in the TINWORTH Reserve Account. TINWORTH has no claim or interest in the Consortium Member Accounts under this Agreement or otherwise.

(b)  At any time and from time to time any Consortium Member may give notice to the Trustee and Paying Agent and the Operator that it has assigned with full title guarantee to its Subordinate Secured Party by way of security absolutely all of such Consortium Member’s rights in and to the Etame Operating Account funds substantially in the form of Exhibit G hereto. Upon receipt of such notice, (i) the Trustee and Paying Agent and Operator shall amend Schedule A as appropriate and deliver a copy thereof to each of TINWORTH, each of the Consortium Members and each of their respective Subordinate Secured Parties, if applicable (ii) the Trustee and Paying Agent and the Operator shall acknowledge such Subordinate Secured Party’s security interest substantially in the form of Exhibit H hereto and (iii) thereafter the Trustee and Paying Agent shall distribute such Consortium Member’s share of the Etame Operating Account funds to such Consortium Member’s Account as directed in such notice.

6.2.  No overdraft.

None of the Accounts may go to into overdraft.

6.3.  Accounting for Assets.

All assets under the jurisdiction and control of the Trustee and Paying Agent and held from time to time in the Trust Funds shall be accounted for within the Etame Revenue Account, Etame Operating Account and TINWORTH Reserve Account specifying the designated account to which such assets may be allocated and the place or places at which Permitted Investments may be held in custody for the account of the Trustee and Paying Agent.  The Trustee and Paying Agent shall maintain such books of account and other records as may be necessary to ensure full and proper segregation of the funds credited to such accounts as may be established by the Trustee and Paying

Agent hereunder. Such books of account shall be open to inspection by the duly authorized representatives of the Operator, TINWORTH, the Government, the Consortium Members and their respective Subordinate Secured Parties at all reasonable times and upon reasonable notice.

6.4.  Reports.

The Trustee and Paying Agent shall furnish to the Operator, TINWORTH and each Subordinate Secured Party the following reports:

(a)  Within 20 days after the close of each calendar quarter, a statement prepared by the Trustee and Paying Agent setting forth the amount and source (by category) of funds received pursuant to this Agreement and the disbursements of such funds as disclosed by the records and accounts kept by the Trustee and Paying Agent pursuant to Section 6.3 during such preceding calendar quarter and a statement of the cash and investments held in the accounts under this Agreement as of the end of such period.

(b)  As soon as practicable after its receipt or disbursement of any funds pursuant to this Agreement, a statement by facsimile transmission or, if so requested by any party, by e-mail, of such transactions specifying the amount and the source (by category) of the funds received and disbursed and the amounts credited or charged to the Etame Revenue Account, the Etame Operating Account, the TINWORTH Reserve Account and each Consortium Member’s Account.

6.5.  Tax Considerations.

(a)  All payments from the Trust Funds to Consortium Members shall be paid gross except to the extent required by law and the Trustee and Paying Agent shall be entitled to deduct or withhold any sum on account of any Tax required or which in its view is required to be so deducted or withheld or for which it is in its view liable or accountable by law or practice of any relevant revenue authority of any jurisdiction and in each case in accordance with the Trustee and Paying Agent’s usual and customary business practice.

(b)  The Operator shall use reasonable endeavors to procure, on request from the Trustee and Paying Agent, that each Consortium Member makes such declarations as may be required (including, without limitation, declarations under paragraph 4 of the Income Tax (Paying and Collecting Agents) Regulations 1996 (as amended)) that may be required to avoid any withholding from payments out of the Trust Fund that would otherwise be required by law.

7.  INVESTMENT OF FUNDS HELD IN ACCOUNTS UNDER THIS AGREEMENT

7.1.  Permitted Investments.

The Trustee and Paying Agent shall invest amounts held by it from time to time in the TINWORTH Reserve Account solely in such Permitted Investments specifically designated by the Operator (as to type, obligor, yield, maturity and other necessary information) from time to time in writing (“Investment Designation”); provided that (a) if the Trustee and Paying Agent has not received an Investment Designation as to any funds required to be invested hereunder it shall invest such funds in an interest bearing deposit account held with the Account Bank and bearing a rate of interest of the JPMorgan Chase Bank overnight bid rate for deposits in US dollars less 50 basis points or such other interest rate as may be agreed from time to time; (b) upon receipt of an Investment Designation, the Trustee and Paying Agent shall to the extent practicable terminate non-designated investments to which such Investment Designation applies and re-invest the proceeds thereof in the Permitted Investments designated therein; and (c) the Trustee and Paying Agent shall in no event have any liability if a Permitted Investment not made performs better than any other investment the Trustee and Paying Agent enters into. For the avoidance of doubt the Trustee and Paying Agent shall not exercise discretion with regard to the selection of Permitted Investment except as directed in 7.1(a).  All Permitted Investments shall be and become part of the Trust Funds and shall be included in the credit balance of the TINWORTH Reserve Account for the purpose of meeting the TINWORTH Reserve Account Maximum Balance.  The Permitted Investments shall be valued in accordance with the Trustee and Paying Agent’s normal banking practice.

7.2.  Interest Allocation.

Interest and any other income arising out of the Permitted Investments shall be and become a part of the Trust Funds, allocated to the account for which such investment was made; provided, as of the first Business Day of each calendar quarter during the term hereof, Trustee and Paying Agent shall transfer to the Etame Operating Account quarterly all interest and any other income accruing on amounts in the TINWORTH Reserve Account in excess of the TINWORTH Reserve Account Maximum Balance.

8.  CONCERNING THE TRUSTEE AND PAYING AGENT AND ACCOUNT BANK

8.1.  In connection with its duties, rights and powers under this Agreement (including in relation to transactions it may enter into pursuant hereto), the Trustee and Paying Agent shall be subject to the following:

(a)  Instructions.  The Trustee and Paying Agent shall, except as otherwise contemplated herein, act solely in accordance with instructions given to it by the Operator for and on behalf of itself and the Consortium Members.  The Trustee and Paying Agent shall be entitled to assume that (i) any instruction received by it from the Operator is duly given by or on behalf of the Consortium Members, if applicable, in accordance with the terms of the Operating Agreement and any other applicable Finance Documents, (ii) unless it has received actual written notice of revocation, that any instructions or directions given by the Operator have not been revoked and no revocation of any instructions by the Operator shall affect any action of the Trustee and Paying Agent in reliance upon such instruction or direction prior the actual receipt of the notice of revocation, and (iii) the Operator is entitled under the Operating Agreement and other Finance Documents to give such instructions.  The Trustee and Paying Agent shall be entitled to request clarification of any instruction or direction and pending receipt of such clarification to its satisfaction may refrain from acting and shall have no liability for the consequences thereof.

(b)  Reliance on Certificates.  The Trustee and Paying Agent shall be entitled to act upon any notice, certificate, request, direction, waiver, receipt or other document which it in good faith believes to be genuine; and it shall be entitled to rely upon the due execution, validity and effectiveness, and the truth and acceptability of any provisions contained therein.

(c)  Gross Negligence.  The Trustee and Paying Agent shall not be liable for any error of judgment or for any act done or omitted by it in good faith or for any mistake of fact or law, or far anything which it may do or refrain from doing, except for its own gross negligence or willful misconduct.

(d)  Professional Advice.  The Trustee and Paying Agent may consult with, and obtain advice from accounting and legal advisers or such other advisers, consultants and agents as the Trustee and Paying Agent may deem necessary or advisable and it shall incur no liability or loss and shall be fully protected in acting in good faith in accordance with the opinion and advice of any such advisers, consultants or agents, as the case may be.

(e)  No other duties.  The Trustee and Paying Agent shall have no duties other than those specifically set forth or provided for in this Agreement and shall not have any implied duties, obligations or responsibilities.  In performing or carrying out its duties, obligations and responsibilities, the Trustee and Paying Agent shall be considered to be acting only in a mechanical and administrative capacity (save as expressly provided in this Agreement).

(f)  Recitals.  The recitals contained herein shall be taken as the statements of the Operator, and the Trustee and Paying Agent assumes no responsibility for their correctness.

(g)  Other agreements.  The Trustee and Paying Agent shall have no obligation to familiarize itself with and shall have no responsibility with respect to any Finance Document, including, without limitation, the Crude Oil Sale Contracts, the Operating Agreement and the Production Sharing Contract, relating to the transactions contemplated by this Agreement nor any obligation to inquire whether any notice, instruction, statement or calculation is in conformity with the terms of any such agreement, except for those irregularities, errors or mistakes apparent on the face of such document or to the knowledge of the Trustee and Paying Agent.  If, however, any remittance or communication received by the Trustee and Paying Agent appears erroneous or irregular on its face, the Trustee and Paying Agent shall be under a duty to make prompt inquiry to the person or party originating such remittance or communication in order to determine whether clerical error or inadvertent mistake has occurred.

(h)  Payment in error.  If the Trustee and Paying Agent pays out funds from the Accounts in error, it shall be entitled to recoup such funds from the party to whom it paid such funds.

(i)  Representations, defaults, etc.  The Trustee shall be entitled to assume, unless it has in its capacity as Trustee and Paying Agent for the Beneficiaries received actual notice to the contrary from the Operator, that any representation made or deemed to be made hereunder is true and that neither the Operator nor the Consortium Members are in breach of or default under any of its obligations under this Agreement.

(j)  Agents.  The Trustee and Paying Agent may, in the conduct of its trust business, instead of acting personally, employ and pay an agent on any terms, selected by it whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee and Paying Agent (including the receipt and payment of money) and the Trustee and Paying Agent shall not be responsible for any misconduct on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person, provided that the Trustee and Paying Agent shall exercise reasonable care in selecting any such person;

(k)  Delegates.  The Trustee and Paying Agent may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by this Agreement, including without limitation to the Account Bank.  The delegation may be made upon any terms and conditions (including the power to sub‑delegate) and subject to any restrictions as the Trustee and Paying Agent may think fit in the interest of the Beneficiaries and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub‑delegate, provided that the Trustee and Paying Agent shall exercise reasonable care in selecting any such delegate.

(l)  Co-trustees.  The Trustee and Paying Agent may at any time appoint (and subsequently remove) any Eligible Bank to act as a separate trustee or as a co-trustee jointly with it (1) if it considers that appointment to be in the interests of the Beneficiaries or (ii) for the purposes of confirming to any legal requirements, restrictions or conditions which the Trustee and Paying Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, provided that the Trustee and Paying Agent exercises reasonable care in selecting any such co-trustee and uses reasonable endeavours to consult with the other Beneficiaries in relation thereto, including, without limitation, in respect of any remuneration expected to be paid to such co-trustee.  The Trustee and Paying Agent shall give notice to the Operator and the Consortium Members of any appointment. Any person so appointed (subject to the terms of this Agreement) shall have the rights, powers and discretions (not exceeding those conferred on the Trustee and Paying Agent by this Agreement) and the duties and obligations as are conferred or imposed by the instrument of appointment.  The remuneration that the Trustee and Paying Agent may pay to any person, and any costs and expenses incurred by that person in performing its functions pursuant to that appointment shall, for the purposes of this Agreement, be treated as costs and expenses incurred by the Trustee and Paying Agent.

(m)  No action without indemnification.  The Trustee and Paying Agent may refrain from acting in accordance with the instructions of the Operator or from taking any other action hereunder unless and until it has received indemnification and/or security as it may in its absolute discretion require (whether by way of advance payment or otherwise) and for all costs, losses, expenses, claims and liabilities which it may incur or expend or to which it may be exposed.

(n)  Expending own fluids.  Nothing contained in this Agreement shall require the Trustee and Paying Agent to expend or risk its own funds or otherwise incur any financial liability and the Trustee and Paying Agent shall not be obliged to do or omit anything, including entering into any transaction or incurring any liability including without limitation any Environmental Liability unless the Trustee and Paying Agent’s liability is limited in a manner satisfactory to it in its absolute discretion.  Nor shall the Trustee and Paying Agent in any circumstances be obliged to give its own indemnity to any receiver or delegate or to become a mortgagee in possession.

(o)  Excluded Obligations.  Notwithstanding anything to the contrary expressed or implied hereunder or in any of the Finance Documents, the Trustee and Paying Agent shall not:

(i)  be bound to enquire as to the performance, default or any breach by the Operator, any of the Consortium Members, TINWORTH or any of the Subordinate Secured Parties of any of their respective obligations hereunder or under any of the Finance Documents;

(ii)  be bound to assess or keep under review the financial condition, creditworthiness, condition, value, affairs, status or nature of the Project;

(iii)  except as provided in Sections 6.3 and 6.4, be bound to account to any other Beneficiary for any sum or the profit element of any sum received by the Trustee and Paying Agent for its own account;

(iv)  unless ordered to do so by a court of competent jurisdiction, and except as provided in Section 6.3, be bound to disclose to any other person (including any other Beneficiary) any confidential information;

(v)  except as specifically set out herein, have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, the Operator or any Consortium Member;

(p)  Exclusion of Liability.  Unless caused directly by its gross negligence or willful misconduct the Trustee and Paying Agent shall not accept responsibility or be liable for:

(i)  the adequacy, accuracy and/or completeness of any information supplied by the Trustee and Paying Agent or any other person in connection with this Agreement or the transactions contemplated in this Agreement, or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement;

(ii)  the legality, validity, effectiveness, adequacy or enforceability of the Agreement, the Security or the Underlying Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement, the security or the underlying security;

(iii)  any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to this Agreement, the Security, the Underlying Security or otherwise, whether in accordance with an instruction from the Operator or otherwise;

(iv)  the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with this Agreement or the Security, the Underlying Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement, the Security or the Underlying Security; or

(v)  any shortfall which arises on the enforcement of the Security or the Underlying Security or otherwise.

(q)  Own responsibility.  It is understood and agreed by each Beneficiary (except the Trustee and Paying Agent and Account Bank) that at all times that Beneficiary has itself been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into all risks arising under or in connection with this Agreement including but not limited to:

(i)  the financial condition, creditworthiness, condition, affairs, status and nature of the Operator, each of the Consortium Members and each of the Buyers;

(ii)  the financial condition, creditworthiness, condition, value, affairs, status and nature of the Project;

(iii)  the legality, validity, effectiveness, adequacy and enforceability of this Agreement and the Security and the Underlying Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement, the Security or the Underlying Security;

(iv)  whether that Beneficiary has recourse, and the nature and extent of that recourse, against the Operator, any Consortium Member, any Buyer or any other person or any of their respective assets under or in connection with this Agreement, the transactions contemplated in this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement;

(v)  the adequacy, accuracy and/or completeness of any information provided by any person in connection with this Agreement, the transactions contemplated in this Agreement or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with this Agreement: and

(vi)  the right or title of any person in or to, or the value or sufficiency of any part of the Trust Property, the priority of any of the Security, the Underlying Security or the existence of any security interest affecting the Trust Property, and the Operator for and on behalf of itself and the Consortium Members warrants to the Trustee and Paying Agent that it has not relied on and will not at any time rely on the Trustee and Paying Agent in respect of any of these matters.

(r)  No Responsibility to Perfect Security.  The Trustee and Paying Agent shall not be liable for any failure to:

(i)  require the deposit with, it of any deed or document certifying, representing or constituting the title of any Beneficiary to any of the Trust Property;

(ii)  obtain any license, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of this Agreement, the Security or the Underlying Security;

(iii)  register, file or record or otherwise protect any of the Security or the Underlying Security (or the priority of any of the Security or the Underlying Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of this Agreement or of the Security or the Underlying Security;

(iv)  take, or to require any of the Beneficiaries to take, any steps to perfect its title to any of the Trust Property or to render the Security or the Underlying Security effective or to secure the creation of any ancillary security interest under the laws of any jurisdiction; or

(v)  require any further assurances in relation to this Agreement, the Security or the Underlying Security.

(s)  Insurance.  Other than as required by applicable law or regulation, the Trustee and Paying Agent shall not be under any obligation to insure any of the Trust Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents.  The Trustee and Paying Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any insurance.

(t)  Custodians and Nominees.  The Trustee and Paying Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust as the Trustee and Paying Agent may determine, including for the purpose of depositing with a custodian this Agreement and the Trustee and Paying Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person, provided that the Trustee and Paying Agent shall exercise reasonable care in selecting any such custodian or nominee.

(u)  Acceptance of Title.  The Trustee and Paying Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, the right and title as the Operator or any of the Consortium Members may have to any of the Assigned Property and shall not be liable for or bound to require any Operator or any Consortium Member to remedy any defect in its right or title.

(v)  Illegality.  The Trustee and Paying Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction which would nor might otherwise render it liable to any person, and the Trustee and Paying Agent may do anything which is, in its opinion, necessary to comply with any law, directive or regulation.

(w)  Powers Supplemental.  The rights, powers and discretions conferred upon the Trustee and Paying Agent by this Agreement shall be supplemental to the Trustee Acts and in addition to any which may be vested in the Trustee and Paying Agent by general law or otherwise.

(x)  Trustee Division Separate.  In acting as trustee for the Secured Parties, the Trustee and Paying Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments and any information received by any other division or department of the Trustee and Paying Agent may be treated as confidential and shall not be regarded as having been given to the Trustee and Paying Agent’s trustee division.

(y)  Disapplication.  Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee and Paying Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Acts and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

(z)  Protection for Account Bank.  If the Trustee and Paying Agent delegates any of its functions to the Account Bank, then the relevant protective language in this Agreement (including, without limitation, this Section 8 (including, without limitation, Sections 8.2,  8.3 and 8.10)) in favour of the Trustee.  Under no circumstances will the Account Bank be liable to any party hereto for any consequential loss (inter alia, being loss of business, goodwill, opportunity or profit) even if advised of such loss or damage).

8.2.  Trustee and Paying Agent Fees.

The Trustee and Paying Agent shall be entitled to receive fees as set forth on Schedule B hereto for the services to be performed by it hereunder and to be reimbursed for all properly incurred out-of-pocket expenses incurred by the Trustee and Paying Agent on a full indemnity basis in connection therewith, including properly incurred legal fees and expenses (such fees and expenses payable under this Section 8.2 are referred to herein as “Fees and Expenses”).  The Trustee and Paying Agent may charge such agreed Fees and Expenses and the Additional Remuneration (referred to in Section 8.3 below) to the Etame Operating Account as an expense to be paid under Section 5 prior to the payment of any other amount thereunder, providing the Operator with such evidence as to the nature and amount of such expenses as the Operator may reasonably require.  If the balance in the Etarne Operating Account is insufficient therefor, the Operator, on behalf of each of the Consortium Members, but not TINWORTH or the Subordinate Secured Parties, shall pay such Fees and Expenses and the Additional Remuneration to the Trustee and Paying Agent.

8.3.  Exceptional Fees.

In the event of the occurrence of Collection Actions or if payment is not made on any Crude Oil Sales Contract or Letter of Credit when due or the Trustee and Paying Agent is requested by the Operator to undertake duties which the Trustee and Paying Agent, the Operator and the Subordinate Secured Parties agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee and Paying Agent under this Agreement, the Operator shall pay to the Trustee and Paying Agent any additional remuneration (together with any applicable VAT) as the Operator and the Subordinate Secured Parties shall have consented to, such consent not to be unreasonably withheld.  If the Trustee and Paying Agent, the Operator and the Subordinate Secured Parties fail to agree upon the nature of the duties or upon such Additional Remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and Paying Agent and approved by the Operator and the Subordinate Secured Parties or, failing approval, nominated (on the application of the Trustee and Paying Agent) by the President for the time being of the Law Society of England and Wales (the costs of the nomination and of the investment bank being payable by the Operator) and the determination of any investment bank shall be final and binding upon the Beneficiaries.  Such remuneration payable under this Section 8.3 is referred to herein as “Additional Remuneration”.

8.4.  Stamp Taxes.

The Operator shall pay all stamp, registration, notarial and other taxes or fees to which this Agreement, the security or any judgment given in connection with them, is or at any time may be, subject and shall, from time to time, indemnify the Trustee and Paying Agent on demand against any liabilities, costs, claims and expenses resulting from any failure to pay or any delay in paying any tax or fee.

8.5.  Interest on Demands.

If the Operator fails to pay any amount payable by it to the Trustee and Paying Agent under this Agreement on its due date interest shall accrue on the overdue amount (and be compounded with it) from the due date up to the date of actual payment (both before and after judgment and to the extent interest at a default rate is not otherwise being paid on such sum) at the rate which is one per cent. per annum over the rate at which the Trustee and Paying Agent was being offered, by prime banks in the London Interbank Market, deposits in an amount comparable to the unpaid amounts in the currencies of those amounts for such period(s) as the Trustee and Paying Agent may from time to time select.

8.6.  Resignation and Termination.

(a)  The Trustee and Paying Agent may, at any time, without assigning any reason and without being responsible for the costs and expenses occasioned thereby, by notice to the Operator and TINWORTH tender its resignation as Trustee and Paying Agent under this Agreement.

(b)  The Operator may, with consent of TINWORTH and Subordinate Secured Parties, at any time by notice given by it, terminate the Trustee and Paying Agent’s appointment hereunder. Such resignation or termination shall be effective as from the appointment of a successor as hereinafter provided and when all the Security has been transferred to such successor.

8.7.  Appointment of Successor.

(a)  Within 45 days of receipt of a notice of resignation or issuance of a notice of termination, the Operator shall appoint a successor, being an Eligible Bank, acceptable to TINWORTH and the Subordinate Secured Parties.  The proposed successor bank (the “Successor”) shall promptly give notice of its appointment to the Trustee and Paying Agent and shall execute and deliver to each of the Parties an instrument in writing accepting its appointment hereunder which shall specify the office of the Successor in London which is to be that Trustee and Paying Agent’s Office for the purpose of this Agreement.

(b)  If in any case a Successor shall not be appointed pursuant to the foregoing provisions of this Section 8.7 within the 45 days aforesaid, the Trustee and Paying Agent may be entitled on behalf of the Operator to appoint a Successor being an Eligible Bank of good standing.

8.8.  Successor Vested with Rights.

Upon and from the execution and delivery of the instrument in writing appointing the successor and the transfer of all the Security to the Successor, the Successor without any further act or deed shall become fully vested with all the rights, powers and duties and subject to all the obligations of the Trustee and Paying Agent hereunder, but the retiring Trustee and Paying Agent shall be discharged from any further obligation under this Agreement, but shall retain the benefit of this Section 8.

8.9.  Payments After Notice.

Upon and from the date of notification from any Successor, any person required to pay amounts to the Trustee and Paying Agent under this Agreement shall pay the Successor at its office specified as aforesaid all amounts described herein as payable to the Trustee and Paying Agent.

8.10.  Indemnification.

The Operator on behalf of itself and the Consortium Members hereby irrevocably and unconditionally agrees to indemnify, and keep fully and effectively (and on an after-Tax basis) indemnified, the Trustee and Paying Agent against all actions, proceedings, claims, demands, losses, damages, liabilities, calls, assessments, costs, charges and expenses, which may be brought or preferred against or incurred by the Trustee and Paying Agent (otherwise than as a result of its gross negligence or willful misconduct) in connection with the Trust Fund, this Agreement or the performance of the Trustee and Paying Agent’s obligations hereunder including, without prejudice to the generality of the foregoing, any Tax, other than tax on or attributable to the income earned by the Trustee and Paying Agent for which the Trustee and Paying Agent is or may be liable or accountable in connection with the Trust Fund, this Agreement or the performance of the Trustee and Paying Agent’s obligations hereunder.

8.11.  Trustee and Paying Agent in Individual Capacity.

The Trustee and Paying Agent, in its individual capacity, or any affiliate thereof shall have the same rights, powers and authority to enter into any deposit agreement, loan agreement or any other banking or business relationship permitted by law with any of the Government, the Operator, the Consortium Members, TINWORTH or the Subordinate Secured Parties as though it were not the Trustee and Paying Agent under this Agreement.

8.12.  Set-Off.

The Trustee and Paying Agent is entitled at any time to exercise rights of set-off against (or otherwise make a deduction from) the Trust Fund, in relation to any payment due to the Trustee and Paying Agent under this Agreement in respect of any indemnification, Fees and Expenses or Additional Remuneration.

8.13.  Security Procedures.

In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by facsimile or otherwise, the Trustee and Paying Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule C and the Trustee and Paying Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. In the event Trustee and Paying Agent is unable to obtain a call-back within two (2) Business Days the Trustee and Paying Agent shall proceed on the written instructions as originally received.  The persons and telephone numbers for call-backs may be changed only by written instructions actually received and acknowledged by the Trustee and Paying Agent.  The Trustee and Paying Agent in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Operator, the Consortium Members, TINWORTH or the Subordinate Secured Parties identifying:

(i)  the beneficiary,

(ii)  the beneficiary’s bank, or

(iii)  an intermediary bank.

The Trustee and Paying Agent may apply any of the Trust Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The Parties acknowledge that these security procedures are commercially reasonable.

8.14.  Representations and warranties.

Each of the Trustee and Paying Agent and the Account Bank represents and warrants:

(a)  It is duly incorporated and validity existing under the laws of its jurisdiction of incorporation, and has the corporate power and has obtained all required Authorisations to enter into, and comply with its obligations under this Agreement;

(b)  This Agreement has been duly authorised and executed by it and constitutes a valid and legally binding obligation the Trustee and Paying Agent or, as the case may be, the Account Bank, enforceable in accordance with its terms, except as may be affected by bankruptcy, administration, insolvency and other similar laws affecting creditors’ rights generally;

(c)  Neither the entering into of this Agreement nor the compliance with its terms will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default or require any consent under, any indenture, mortgage, agreement or other instrument or arrangement to which the Trustee and Paying Agent or, as the case maybe, the Account Bank is a party or by which it is bound, or violate any of the terms or provisions of the Trustee and Paying Agent’s or, as the case maybe the Account Bank’s Charter or any Authorisation, judgment, decree or order or any statute, rule of regulation applicable to the Trustee and Paying Agent or, as the case maybe, the Account Bank.

9.  MISCELLANEOUS

9.1.  Remedies and Waivers.

No failure to exercise, or any delay in exercising, on the part of any Secured Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

9.2.  Partial Invalidity.

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of the provision under the law of any other jurisdiction will in any way be affected or impaired.

9.3.  Counterparts; Term.

This Agreement may be executed in any number of counterparts and by the Parties on separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Trustee and Paying Agent.  This Agreement shall be effective as of the date hereof and shall remain in effect with respect to provisions regarding the TINWORTH Reserve Account until TINWORTH and the Operator have notified the Trustee and Paying Agent that the Final Compensation Payment has been paid and with respect to all other provisions until the Operator and each Subordinate Secured Party shall have notified the Trustee and Paying Agent that this Agreement shall terminate.

9.4.  Disputes and Submission to Jurisdiction.

(a)  The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the English courts in any legal action or proceedings in relation to any disputes which may arise in connection with the rights and obligations established by this Agreement or otherwise arising in connection with this Agreement.  England shall be each of the Trustee and Paying Agent’s and the Account Bank’s jurisdiction for the purposes of the Uniform Commercial Code as in effect in any jurisdiction.  Each of the Trustee and Paying Agent, the Account Bank and the Operator represents that it has not entered into any agreement relating to the Accounts that designates any other jurisdiction as the Trustee and Paying Agent’s or the Account Bank’s jurisdiction for such purposes and agrees that it will not enter into any such agreement;

(b)  Each of Trustee and Paying Agent, the Operator, TINWORTH, the Consortium Members and the Subordinate Secured Parties (with the exception of the International Finance Corporation) irrevocably waives any objections on the ground of venue or forum non conveniens or any similar grounds;

(c)  Each of Trustee and Paying Agent, the Operator and TINWORTH irrevocably consents to service of process by mail or in any manner permitted by the relevant law.

9.5.  Notice of Trust and Paying Agent Agreement

The Operator hereby undertakes to give notice of the trust created hereby and a copy of this Agreement to the Beneficiaries promptly following the execution of this Agreement.

9.6.  Notices

All notices, approvals, instructions, and other communications for purposes of this Agreement shall be in writing, and shall be transmitted by certified or registered airmail, hand, overnight courier, facsimile or e-mail, directed as set forth below:

(a)	To the Operator at the following mail, facsimile and e-mail addresses
VAALCO Gabon (Etame), Inc. 4600 Post Oak Place, Suite 309 Houston, Texas 77027
Attention: President or Vice President Telephone: 713-623-0801 Facsimile No: 713-623-0982 Email address: vaalco@vaalco.com
(b)	To TINWORTH at the following mail, facsimile and e-mail addresses:
TINWorth c/o Fred.Olsen Production A.S. Fred.Olsen Gate 2 P.O. Box 1159 Sentrum 0152 OSLO Norway

.	Attention: Commercial Manager Facsimile No: 47 22 42 9946 Email address: fpso@fredolsen.no
(c)	To the Trustee and the Paying Agent at the following mail, facsimile and e‑mail addresses:
JPMorgan Chase Bank Trinity Tower 9 Thomas More Street London E1 W 1YT
Attention: Manager, Escrow Administration Facsimile No: 44 20 7777 5410 44 20 7777 5450 Email address: will.manns@jpmorgan.com philip.runciman@jpmorgan.com
(d).	To the Account Bank at the following mail, facsimile and e-mail addresses:
JPMorgan Chase Bank Trinity Tower 9 Thomas More Street London E1 W 1YT
Attention: Manager, Escrow Administration Facsimile No: 44 20 7777 5410 44 20 7777 5450 Email address: will.manns@jpmorgan.com philip.runciman@jpmorgan.com
(e)	To each of the Subordinate Secured Parties at the mail and facsimile address specified on Schedule A.

The Parties may designate additional addresses for particular communications as required from time to time, and may change any address, by notice given ten days in advance of such additions or changes. Immediately upon receiving communications by facsimile or e-mail transmission, a Party may request a repeat transmittal of the entire communication or confirmation of particular matters.

All notices and other communications given to any Party in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, or the day after the date of receipt if sent by facsimile or e-mail, or on the date seven Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such Party as provided in this Section or in accordance with the latest unrevoked direction from such Party given in accordance with this Section.

9.7.  Incumbency Certificates; Notices.

(a)  The Operator shall furnish the Trustee and Paying Agent, from time to time, with duly executed incumbency certificates showing the names, titles and specimen signatures of the persons authorized on behalf of Operator, TINWORTH and the Subordinate Secured Parties, respectively, to give the notifications and approvals required by this Agreement and such other material in relation to the opening and operating of the Accounts as Trustee and Paying Agent may reasonably request.  The Trustee and Paying Agent has a general right, in relation to the receipt of notices, instructions and certificates, to act in accordance with normal banking practice.  The Operator shall furnish to the Trustee and Paying Agent from time to time any information as the Trustee and Paying Agent may reasonably specify as being necessary or desirable to enable the Trustee and Paying Agent to perform its functions hereunder.

(b)  The Trustee and Paying Agent shall furnish the Operator, from time to time, with notice of the officers of the Trustee and Paying Agent who are authorized to act on its behalf in the performance by the Trustee and Paying Agent of its duties under this Agreement.

9.8.  No Amendment Except in Writing.

This Agreement may not be revoked, amended, modified, varied or supplemented except by an instrument in writing signed by the Parties hereto after submission to the Trustee and Paying Agent of the written consent to such amendment of TINWORTH and the Subordinate Secured Parties; provided, however, the Parties agree that Schedule A may be revised and replaced from time to time with a new Schedule A upon receipt of a notification from a Consortium Member as to the identity of such Consortium Member’s Subordinate Secured Party or confirmation or change of the respective Consortium Member’s Account, accompanied by the written consent of such Subordinate Secured Party.

9.9.  APPLICABLE LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ENGLAND AND WALES (the “Applicable Law”).

9.10.  Benefit of Agreement.

This Agreement shall be binding upon the Parties, and inure to the benefit of, the Parties, each Consortium Member, TINWORTH and each Subordinate Secured Party and their respective successors and assigns.

9.11.  Language.

All notices and documents given under this Agreement shall be in English.

9.12.  Third Party Rights.

The Parties agree that TINWORTH, the Consortium Members and each of their Subordinate Secured Parties has the right to enforce the terms of this Agreement to the extent necessary to enforce their benefits hereunder, but that no other person has any right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

9.13.  Perpetuity Period.

The perpetuity period under the rule against perpetuities, if applicable to this Agreement, shall be the period of eighty years from the date of this Agreement.

9.14.  Winding Up of Trust.

If the Trustee and Paying Agent with the written consent of the Operator, TINWORTH and Subordinate Secured Parties determines that all of the Secured Obligations have been fully and finally discharged then the trust shall be wound up.  At that time the Trustee and Paying Agent shall, at the cost and expense of the Operator, release, without recourse or warranty, all of the security held by it hereunder and the Trustee and Paying Agent shall be released from its obligations under this Agreement (save for those which arose prior to such winding-up). The Trustee and Paying Agent shall also reassign to the relevant parties those rights assigned to it pursuant to the Crude Oil Sale Contracts Assignment and shall forthwith instruct the Account Bank to transfer all amounts together with any accrued but uncredited interest, if any, standing to the credit of the Accounts to the Consortium Member Accounts and close the Accounts.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed by their respective duly authorized signatories as of the date first above written.

Executed as a deed by: VAALCO GABON (ETAME), Inc., acting by W. Russell Scheirman and Robert L. Gerry III acting under the authority of VAALCO Gabon (ETAME), Inc.

By:	[SIGNED]
Name:
Title:

By:	[SIGNED]
Name:
Title:

Executed as a deed by: JPMORGAN CHASE BANK

[SIGNED]
Authorized Signatory

In the presence of

Signature of Witness:	[SIGNED]

Name of Witness:

Address of Witness:

Occupation of Witness:

The Common Seal of: J.P. MORGAN TRUSTEE AND DEPOSITARY COMPANY LIMITED was hereunto affixed in the presence of:

[SIGNED]
Authorised Signatory

[SIGNED]
Authorised Signatory

IN WITNESS WHEREOF, TINWORTH acknowledges and consents to the terms of this Agreement, executed by its duly authorized signatory as of the date first above written.

TINWORTH LIMITED

By:	[SIGNED]
Name:
Title:

By:	[SIGNED]
Name:
Title:

Schedules

A.  Consortium Members Account and Subordinate Secured Party Designations

B.  Trustee Fee Schedule

C.  Funds Transfer Confirmation Contact Party Designation

D.  TINWORTH Draw Notice

E.  Notice of Assignment of Crude Oil Sales Contract

F.  Acknowledgement of Crude Oil Sales Contract Assignment

G.  Notice of Assignment of Consortium Member’s Account

H.  Acknowledgement of Assignment of Consortium Member’s Account

I.  Appointment Instrument

SCHEDULE A
CONSORTIUM MEMBERS ACCOUNT AND SUBORDINATE SECURED PARTY
DESIGNATIONS

SCHEDULE B
TRUSTEE AND PAYING AGENT AND ACCOUNT BANK FEE SCHEDULE

Initial Acceptance Fee:	US$25,000

Etame Revenue Account Administration Fee:	US$7,500 per annum or part thereof

Etame Operating Account Administration Fee:	US$7,500 per annum or part thereof

TINWORTH Reserve Account Administration Fee:	US$7,500 per annum or part thereof

SCHEDULE C
FUNDS TRANSFER CONFIRMATION CONTACT PARTY DESIGNATION

VAALCO Gabon (Etame) Inc.	PetroEnergy Resources Corporation
4600 Post Oak Place Suite 309	7th Floor, JMT Building
Houston, TX 77098 USA	ADB Avenue, Ortigas Center
Attn: W. Russell Scheirman	Pasig City, Metro Manila Philippines
President	Tel: 632-633-8716
Tel: 713-499-1463	Fax: 632-633-8730
Fax: 713-623-0982	Attn: Milagros V. Reyes, President

Nissho Iwai Corporation	Sasol Petroleum International (Pty) Ltd.
3-1, Daiba 2-Chome	7th Floor, Marble Arch Tower
Minatoku, Tokyo 135-8655	55 Bryanston Street
Japan	London W1H 7AJ
Attn: Mr. Shinichi Teranishi	Tel: 44-207-868-2232
General Manager	Fax: 44-207-868-8600
Offshore Energy Project Dept.	Attn: Hans Oesterle
Tel: 813-3588-2694	Exploration Manager
Fax: 813-3588-4547

PanAfrican Energy Gabon Corporation	Director General de Hydrocaxbures
PanAfrican Energy Corporation Ltd.	Ministere des Mines de L’Energie, du
PO Box 332, Sir Walter Raleigh House	Petrole et des Ressources Hydraulique
48-50 Esplanade, St. Helier, Jersey	B.F. 2199 Libreville Gabon
Channel Islands JE4 9YA	Attn: Jean KOUMBI GUIYEDI
Tel: 44(0) 1534 700900	Directeur de l’Exportation
Fax: 44(0) 1534 700901	Tel: 241 76 39 23
Attn: David Lyons	Fax: 241 72 49 90
President

West Atlas Afrique, Ltd.	TINWORTH
7th Floor, Marble Arch Tower	c/a Fred.Olsen Production A.S.
55 Bryanston Street	Fred.Olsensgt.2
London W1H 7AJ	P.O. Box 1159 Sentrum
Tel: 44-207-868-2232	0152 OSLO
Fax: 44-207-868-8600	Norway
Attn: Hans Oesterle	Tel: 47-22-34-10-00
Exploration Manager	Fax: 47-22-42-9946
Attn: Georg S. Onsrud, director

SCHEDULE D
TINWORTH DRAW NOTICE

From:	TINWORTH, Ltd
To:	Trustee and Paying Agent and the Account Bank
Copy to:	The Operator, the other Consortium Members, and the Subordinate Secured Parties
Dated:

TINWORTH DRAW NOTICE

Dear Sirs

Relating to a Trustee and Paying Agent Agreement dated 26 June 2002 between Vaalco Gabon (Etame), Inc., JPMorgan Chase Bank, London Branch and J.P. Morgan Trustee and Depositary Company Limited as from time to time modified, supplemented or amended in accordance with the terms thereof.  Terms not otherwise defined herein shall have the meaning given to them in the Trustee and Paying Agent Agreement.

1.  We hereby certify that the Operator has failed to pay the Compensation in the amount of US$____________  (the ‘‘Default Amount”) to TINWORTH under the FPSO Contract on the due date thereof and that all applicable grace periods have expired.  TINWORTH hereby declares that a Payment Default has occurred.

2.  We hereby further certify that the Default Amount is now due and owing to TINWORTH under the FPSO Contract.  Pursuant to Section 5.3 of the Trustee and Paying Agent Agreement we hereby direct the Trustee and Paying Agent to distribute the lesser of (i) the Default Amount and (ii) the balance of the TINWORTH Reserve Account up to the TINWORTH Reserve Account Maximum Balance to TINWORTH at the following account:

[specify bank account]

3.  Our notice details for the purpose of receiving communications under the Trustee and Paying Agent Agreement are as follows:

Address:

Attention:

Telephone No:

Facsimile No:

Email Address:

4.  We hereby further certify that a copy of this TINWORTH Draw Notice has been sent by facsimile with an overnight copy sent via international courier to each of the Operator, the other Consortium Members, and the Subordinate Secured Parties as designated on the most recent Schedule A delivered to TINWORTH pursuant to Section 6.1(b) of the Trustee and Paying Agent Agreement.

5.  This TINWORTH Draw Notice shall be governed by, and construed in accordance with, English law.

IN WITNESS WHEREOF this TINWORTH Draw Notice has been executed and is intended to be and is hereby delivered on the date first above written.

TINWORTH, Ltd

___________________________________

EXECUTED BY [                                ])

As attorney for and one behalf of           )  ____________________
[               ]                                              )
Witnessed by:

Name:

Address:

SCHEDULE E
FORM OF NOTICE OF ASSIGNMENT OF CRUDE OIL SALES CONTRACT

(on the Operator’s letterhead)

To:     [Counterparty to the Crude Oil Sales Contract]

Dear Sirs,

We hereby give you notice that pursuant to the Etame Field Trustee and Paying Agent Agreement dated 26 June 2002 between ourselves and _____________ [name of Trustee and Paying Agent] (the “Trustee and Paying Agent”) and _____________ [name of Account Bank] (the “Account Bank”) we have assigned to the Trustee and Paying Agent, all our right, to and in respect of each amount payable in U.S. Dollars pursuant to sales of crude oil produced from the Etame Field (as more particularly described in the operating agreement (being the joint operating agreement effective as of April 4, 1997 between Vaalco Gabon (Etame), inc., VAALCO Energy (Gabon), Inc., Western Atlas Afrique Ltd., Petrofields Exploration & Development Co. Inc. and Alcorn Petroleum and Mineral Corporation, as the same has been and may hereafter be modified, supplemented or amended, including any extension or renewal thereof and any successors of the original parties) and exported from the Project (being the floating production storage and offloading system and the three oil wells existing in the Etame Field and such other wells or facilities as may be added to develop the Etame Field) and any amounts payable on account of interest due by reason of the late payment for such crude oil under the Contract, in each case net of sales commissions provided for in the Contract or in any sales agency agreements entered into in connection therewith.(the “Crude Oil Sale Contract Revenues”) in respect of [details of contract] (the “Contract”) and all liens, security interests, Letters of Credit, mortgages or similar rights securing payment by [name of buyer] (the “Buyers”) of the Crude Oil Sales Contract Revenues in respect of the Contract.

With effect from your receipt of this notice we hereby give you notice that we have agreed that:

(a)  all Crude Oils Sales Contract Revenues under or arising from the Contract should be made to [specify bank account];

(b)  all rights to compel performance of payment of Crude Oils Sales Contract Revenues under or arising from the Contract shall be exercisable by the Trustee and Paying Agent or its nominee and agents (although we shall remain liable to perform all the obligations assumed by us under the Contract); and

(c)  all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves for the payment of the Crude Oils Sales Contract Revenues under or arising from the Contract belong to the Trustee and Paying Agent and no changes may be made to the terms of the Contract nor may the Contract be terminated without the Trustee and Paying Agent’s consent with respect to the payment of any monies thereunder.

You are hereby authorized and instructed, without requiring further approval from us, to provide the Trustee and Paying Agent with such information relating to the Contract as it may from time to time request and to send copies of all notices issued by you under the Contract to the Trustee and Paying Agent as well as to us.

These instructions may not be revoked, nor may the terms of the Contract be amended, varied or waived without the prior written consent of the Trustee and Paying Agent.

Please acknowledge receipt of this notice by signing and dating the acknowledgement set out on the enclosed copy and returning it to the Trustee and Paying Agent.

Yours faithfully,

for and on behalf of
[the Operator]

SCHEDULE F
FORM OF ACKNOWLEDGEMENT OF CRUDE OIL SALES CONTRACT ASSIGNMENT

To:	[Insert name of Trustee and Paying Agent]
[insert address]

Attention:

We acknowledge receipt of the notice dated [ ] (the “Notice”).  We confirm that we have not received notice of any previous assignments or charges of or over any of the rights, interests and title in, to or in respect of the Contract and that we will comply with the terms of the Notice.

We further agree and confirm that:

(a)  we will not, without your prior written consent, vary, suspend, rescind, discharge or otherwise terminate the Contract or in any way prejudice the rights, titles, benefits and interests assigned to you;

(b)  we will not claim any set-off or counterclaim to your prejudice in respect of any moneys payable under the Contract;

(c)  we will procure that payments are made to you in accordance with the authority and instruction contained in the Notice; and

(d)  we will not withhold consent to the assignment of the Contract by you to another person.

Yours faithfully,

For and on behalf of [           ]

By:

Date:

SCHEDULE G
FORM OF NOTICE OF ASSIGNMENT

(On Consortium Member’s letterhead)

To:       [Insert Trustee and Paying Agent and Operator’s Name and Address]

Dear Sirs,

We hereby give you notice that pursuant to an agreement dated [           ] between ourselves and [Subordinate Secured Party] (the “Subordinate Secured Party”) we have assigned with full title guarantee to the Subordinate Secured Party by way of security absolutely all our right, title and interest in, to and in respect of the Etame Operating Account as defined and governed under the Etame Field Trustee and Paying Agent Agreement dated 26 June 2002 (the “Trust Agreement”) including all monies which may be payable to us in respect of the Etame Operating Account.  We acknowledge that the right, title and interest in, to and in respect of the Etame Operating Account so assigned is subject to the rights of the Trustee and Paying Agent and the Account Bank under the Trust Agreement.

With effect from your receipt of this notice we hereby give you notice that we have agreed that:

(a)  all payments to be made to us under or arising from the Etame Operating Account should be made to [specify bank account (“Designated Account”)]; and

(b)  all rights, interests and benefits whatsoever accruing to or for the benefit of ourselves arising from the Etame Operating Account belong to the Subordinate Secured Party.

We hereby covenant with the Trustee and Paying Agent on behalf of itself and as trustee for an on behalf of the Beneficiaries that we will pay and discharge those Secured Obligations to which we are liable when due.

You are hereby authorized and instructed, without requiring further approval from us, to provide the Subordinate Secured Party with such information relating to the Etame Operating Account as it may from time to time request and to send copies of all notices issued by you under the Trust Agreement to the Subordinate Secured Party as well as to us.

These instructions may not be revoked, nor may the Designated Account be amended or changed without the prior written consent of the Subordinate Secured Party.

Please acknowledge receipt of this notice by signing and dating the acknowledgement set out on the enclosed copy and returning it to Subordinate Secured Party.

Yours faithfully,

Executed as a Deed by:

[Insert relevant execution clause]

[Consortium Member]

SCHEDULE H
FORM OF ACKNOWLEDGEMENT OF ASSIGNMENT

To:       [Subordinate Secured Party]

[insert address]

Attention:

We acknowledge receipt of the Notice of Assignment dated [    ] (the  “Notice”) from [Consortium Member] (“your Consortium Member”).  We confirm that we have not received notice of any previous assignments or charges of or over any of the rights, interests and title in, to or in respect of your Consortium Member’s interest in and to the Etame Operating Account and that we will comply with the terms of the Notice.  Terms defined in the Notice shall have, when used in this acknowledgement, the same meaning herein as therein, unless the context otherwise requires.

We further agree and confirm that:

(a)  we will not, without your prior written consent, amend or change the Designated Account or in any way prejudice the rights, titles, benefits and interests assigned to you;

(b)  we will procure that payments are made to you in accordance with the authority and instruction contained in the Notice;

(c)  we will not withhold consent to the assignment of the Designated Account by you to another person; and

(d)  we will not claim any set off or counterclaim to your prejudice in respect of any moneys held in the Designated Account; and

(e)  we will not revoke, amend, modify, vary or supplement any of the Trust Agreement without evidence of your consent, except with respect to changes in Schedule A to the extent permitted under Section 9.8 of the Trust Agreement insofar as such changes modify the identity of other Subordinate Secured Parties and/or Consortium Members’ Accounts other than your Consortium Member’s Account.

Yours faithfully,

For and on behalf of [insert name of Trustee and Paying Agent]

And

For and on behalf of [VAALCO Gabon (Etame), Inc.]

By:

Date:

By:
Name:
Title:

Executed as a deed by:
VAALCO GABON (ETAME), Inc.
acting by [name of person signing] and
[name of person signing] acting under
the authority of VAALCO GABON (ETAME), Inc.

By:
Name:
Title:

By:
Name:
Title:

Executed as a deed by:
VAALCO GABON (ETAME), Inc.
acting by [name of person signing] and
[name of person signing] acting under
the authority of VAALCO GABON (ETAME), Inc.
as attorney for [Retiring Party]

By:
Name:
Title:

By:
Name:
Title:

IN WITNESS WHEREOF, TINWORTH acknowledges and consents to the terms of this Agreement, executed by its duly authorized signatory as of the date first above written.

TINWORTH LIMITED

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I
FORM OF DEED OF ACCESSION

From:	[Consortium Member]
To:	Trustee and Paying Agent and the Account Bank
Copy to:	The Operator, the other Consortium Members, and the Subordinate Secured Parties
Dated:

Dear Sirs

Consortium Member Accession Deed

Relating to a Trustee and Paying Agent Agreement dated 26 June 2002 between VAALCO Gabon (Etame), Inc., JPMorgan Chase Bank and J.P. Morgan Trustee and Depositary Company Limited as from time to time amended, varied, waived, novated or supplemented.  Terms not otherwise defined herein shall have the meaning given to them in the Trustee and Paying Agent Agreement.

6.  We hereby confirm that we have elected to sell our share of Crude Oil from the Project directly to a Buyer and have entered into a Crude Sharing Agreement with the Operator.

7.  We acknowledge and agree that upon and by reason of our delivering this Accession Deed to the Trustee and Paying Agent and acceptance by the Trustee and Paying Agent of it we will thereby forthwith become a party to the Trustee and Paying Agent Agreement as a Consortium Member thereunder and shall be entitled to those rights and benefits, and be bound by those obligations, of the Operator that are set out in Sections 2.1 (save for the obligation of the Operator referred to in the 4th sentence thereof), 2.2, 2.3, 2.4, 2.5(b), 2.6, 2.7, 2.8, 8.1(a), (i), (m), (p)(iii) and 9.4(c) of the Trust and Paying Agent Agreement.

8.  We hereby make the representations, warranties and covenants set out in Sections 2.7(b) and 8.1(q) to the Trustee and Paying Agent Agreement.

9.  We confirm and agree that we have been, and will continue to be, solely responsible for making our own independent appraisal of and investigations into the financial condition, creditworthiness, condition, value, affairs, status and nature of the Project and the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents and any documents or other matters delivered pursuant thereto or of any security purportedly granted by or pursuant thereto. We further confirm that we have not relied and will not hereafter rely on any of the Trustee and Paying Agent or any party to the Finance Documents:

(a)  to check or enquire on our behalf into the adequacy, accuracy or completeness of any information provided by any person in connection with any of the Finance Documents;

(b)  to assess or keep under review on our behalf the financial condition, creditworthiness, condition, value, affairs, status or nature of the Project; or

(c)  to assess or keep under review on our behalf the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any document or other matter delivered pursuant thereto or of any security purportedly granted by or pursuant thereto.

10.  Our notice details for the purpose of receiving communications under the Trustee and Paying Agent Agreement are as follows:

Address:

Attention:

Telephone No:

Facsimile No:

Email Address:

11.  This Accession Deed shall be governed by, and construed in accordance with, English law.

IN WITNESS WHEREOF this Accession Deed has been executed as a deed poll and is intended to be and is hereby delivered on the date first above written.

___________________________________

EXECUTED BY [                              ])

As attorney for and one behalf of           ) ____________________
[               ]                                              )
Witnessed by:

Name:

Address:

Countersignature by Trustee and Paying Agent:

Vaalco Gabon (Etame) Inc.

4600 Post Oak Place Suite 309

Houston, TX 77098

USA

International Finance Corporation

2121 Pennsylvania Avenue N.W.

Washington D.C. 20433

USA

Tinworth Limited

C/o Fred. Olsen Production A.S.

Fred. Olsensgt.2

PO Box 1159 Sentrum

0152 OSLO

Norway

To:      J.P. Morgan Trustee and Depositary Company Limited, 125 London Wall, London, England EC2Y 5AJ (the “Trustee and Paying Agent”)

26 November 2002

Dear Sirs:

Re:  Vaalco

1.  We refer to the Etame Field Trustee and Paying Agent Agreement dated 26 June 2002 and made between Vaalco Gabon (Etame), Inc. (“Vaalco”), and the Trustee and Paying Agent and JPMorgan Chase Bank (London Branch) and acknowledged by Tinworth Limited (“TINWORTH”) (the “Original Etame Field Trustee and Paying Agent Agreement”).  Pursuant to Clause 8.1 (a) of the Original Etame Field Trustee and Paying Agent Agreement, the Trustee and Paying Agent shall act solely in accordance with instructions given to it by Vaalco for and on behalf of itself and the Consortium Members.  Pursuant to Clause 9.8 of the Original Etame Field Trustee and Paying Agent Agreement, the Original Etame Field Trustee and Paying Agent Agreement may not be amended without the written consent to such amendment by TlNWORTH and the International Finance Corporation, in its capacity as a secured subordinated party (the “Subordinated Secured Party”).

2.  Accordingly, Vaalco hereby directs and instructs the Trustee and Paying Agent to enter into the First Amendment to the Etame Field Trustee and Paying Agent Agreement (which is attached as an exhibit hereto) and to do anything else required in connection with the foregoing document or the implementation of the transactions contemplated thereby, and the Subordinated Secured Party and TlNWORTH irrevocably give their consent to the amendments as set out in the First Amendment to the Etame Field Trustee and Paying Agent Agreement.

3.  So far as permitted by applicable law, we will at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee and Paying Agent to give effect to the provisions of this letter and the First Amendment to the Etame Field Trustee and Paying Agent.

4.  We acknowledge that the Trustee and Paying Agent has not been responsible for reviewing the First Amendment to the Original Etame Field Trustee and Paying Agent Agreement on our behalf and that it is the commercial intention that the Trustee and Paying Agent should act on the instructions set out in paragraph 2 of this letter and that the parties hereto should make their own assessment of the amendments proposed.

5.  Clause 8.10 of the Original Etame Field Trustee and Paying Agent Agreement shall be deemed to be incorporated herein save that any reference to  “this Agreement” in such clause shall be construed as a reference to this letter.

6.  This letter may be executed in any number of counterparts; all of which shall be deemed to be an original.

7.  This letter shall be governed and construed in accordance with the laws of England and Wales.

Yours faithfully,

[SIGNED]
Vaalco Gabon (Etame) Inc.

[SIGNED]
(as acknowledged and agreed to by)

International Finance Corporation

[SIGNED]
(as acknowledged and agreed to by)
Tinworth Limited

FIRST AMENDMENT TO

ETAME FIELD

TRUSTEE AND PAYING AGENT AGREEMENT

AMONG

VAALCO GABON (ETAME), INC.

AND

J.P. MORGAN TRUSTEE AND DEPOSITARY COMPANY LIMITED

AND

JPMORGAN CHASE BANK, LONDON BRANCH

DATED AS OF NOVEMBER 26, 2002

FIRST AMENDMENT TO
ETAME FIELD
TRUSTEE AND PAYING AGENT AGREEMENT

AGREEMENT, dated as of November 26, 2002 among

(1)  VAALCO GABON (ETAME), INC., a corporation organised and existing under the laws of the State of Delaware, the United States of America (“VGEI”) on behalf of itself, in its capacity as Operator acting under the Operating Agreement, and as a Consortium Member and on behalf of each other Consortium Member and Pan African Energy;

(2)  JPMORGAN CHASE BANK, LONDON BRANCH (the “Bank”), a financial institution organised and existing under the laws of England, acting through its branch located at Trinity Tower, 9 Thomas More Street, London, England EIW IYT; and

(3)  J.P. MORGAN TRUSTEE and DEPOSITARY COMPANY LIMITED (the “Trustee and Paying Agent”), having its registered office at 125 London Wall, London, England EC2Y 5AJ.

WHEREAS:

(A)  Pursuant to the Etame Field Trustee and Paying Agent Agreement dated June 26, 2002, (the “Trustee and Paying Agent Agreement”), VGEI agreed to (i) enter into Crude Oil Sales Contracts on behalf of Consortium Members (including Pan African Energy, a Jersey Corporation (“Pan African Energy”)), and agreed to have Crude Oil Sales Contracts Revenues made subject to the terms of the Trustee and Paying Agent Agreement and (ii) cause Pan African Energy and any Consortium Member that sells its share of Crude Oil directly to a Buyer under a Crude Oil Sales Contract to enter into an Accession Deed and direct that all Crude Oil Sales Contract Revenues under its Crude Oil Sales Contracts be paid to the Trustee and Paying Agent.

(B)  Pan African Energy and certain other Consortium Members in the future may desire to sell their share of Crude Oil under contracts or pursuant to contractual arrangements entered into by such entity or on such entity’s behalf such that the proceeds of sale are not subject to the Trustee and Paying Agent Agreement (hereinafter referred to as “Excluded Sales Contracts”, as more specifically referred to below).

(C)  The Parties have agreed to amend the Trustee and Paying Agent Agreement to acknowledge such rights and to contemplate Excluded Sales Contracts subject to certain conditions.

NOW THEREFORE, the parties hereto agree that with effect from the date hereof the Trustee and Paying Agent Agreement shall be amended as follows:

Article 1.
DEFINITIONS

1.1  Definitions

All capitalised terms used in this Agreement (including the preamble and recitals) and not otherwise defined herein, unless the context otherwise requires, have the respective meanings given to such terms in the Trustee and Paying Agent Agreement.

1.2  Interpretation

In this Agreement, unless otherwise stated or unless the context otherwise requires:

(a)  Headings are for convenience only and do not affect the interpretation of this Agreement;

(b)  Words importing the singular include the plural and vice versa;

(c)  An expression importing a natural person includes any company, partnership, trust, joint venture, association, corporation or other body corporate and any Authority;

(d)  A reference to a Section or party is a reference to that Section or that party to, this Agreement;

(e)  A reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement or the Trustee and Paying Agent Agreement;

(f)  A reference to a party to any document includes that party’s successors and permitted assigns; and

(g)  No rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this Agreement or any part thereof.

Article 2.
AMENDMENTS

2.1  Amendment of Section 1.1 (Defined Terms)

Section 1.1 of the Trustee and Paying Agent Agreement is amended as follows:

(a)  by inserting the following new definitions in the appropriate alphabetical location:

“Alternate Security Amount” shall mean the aggregate of the Pan African Secured Amount and all amounts secured by any Consortium Members pursuant to any Alternate Security as notified to the Trustee and Paying Agent by TINWORTH from time to time.

“Alternate Security” shall mean a security arrangement entered into by a Consortium Member in order to secure payment to TINWORTH of such Consortium Member’s pro-rata share of liabilities under the FPSO Contract, provided that such arrangement is:  (i) entered into at least 30 days prior to initial lifting of such Consortium Member’s share of Crude Oil (except with respect to Pan African Energy), (ii) TINWORTH has provided such notice as set out in Section 2.9(b), and (iii) to the extent applicable, such Consortium Member’s respective Subordinate Secured Parties have provided written notice of their consent to such security arrangement.

“Direct Sales Contracts” shall mean each and all of the sales contracts entered into directly by a Consortium Member (with each Consortium Member’s written authorisation if the sales contract purports to be for and on behalf of the other Consortium Members), for the sale of their share of Crude Oil from the Project that are subject to the terms of this Agreement.

“Entitlement” means a quantity of Crude Oil of which a Consortium Member or Pan African Energy has the right and obligation to take delivery pursuant to the Production Sharing Contract, the Operating Agreement and the Crude Sharing Agreement.

“Excluded Sales Contracts” shall mean each and all of the sales contracts or contractual arrangement for the sale of Crude Oil from the Project which satisfy the conditions under Section 2.9(b)(i) or Section 2.9(b)(ii) and are:

(i)  direct contracts or contractual arrangements entered into by Pan African Energy or any Consortium Member with any buyer of Pan African Energy’s, or such Consortium Member’s, share of Crude Oil from the Project;

(ii)  contracts or contractual arrangements entered into by any Consortium Member (including the Operator) for and on behalf of Pan African Energy or any other Consortium Member with any buyer of Pan African Energy’s, or such Consortium Member’s, share of Crude Oil from the Project; or

(iii)  contracts or contractual arrangements entered into by any Consortium Member (including the Operator) for and on behalf of Pan African Energy or any other Consortium Member with any Buyer of Pan African Energy’s, or such Consortium Member’s, share of Crude Oil from the Project, pursuant to the same contractual instrument as, or parallel with, a Crude Oil Sales Contract but only to the extent that provision has been made for separate invoicing and payment thereof to Pan African Energy or such Consortium Member, as the case may be;

as the same may be modified, supplemented or amended, including any extension or renewal thereof, and provided that, for greater certainty, the Parties acknowledge and agree that (i) so long as TINWORTH confirms in writing that Pan African Energy satisfies the condition stipulated in Section 2.9(b)(i) and/ or a relevant Consortium Member satisfies the condition stipulated in Section 2.9(b)(ii), and written notice is not otherwise provided to the Trustee and Paying Agent from the Operator and Pan African Energy and/ or such Consortium Member pursuant to Section 2.9(d), Pan African Energy and/ or such Consortium Member shall be understood and deemed at all times to make any and all sales of its share of Crude Oil from the Project under Excluded Sales Contracts, and (ii) until TINWORTH has confirmed in writing that Pan African Energy satisfies the condition stipulated in Section 2.9(b)(i) and/ or a relevant Consortium Member satisfies the condition stipulated in Section 2.9(b)(ii), and written notice is not otherwise provided to the Trustee and Paying Agent from the Operator, Pan African Energy and/ or such Consortium Member, Pan African Energy and/ or such Consortium Member shall be understood and deemed at all times to make any and all sales of its share of Crude Oil from the Project under Crude Oil Sales Contracts.

“Excluded Sales Contracts Revenues” shall mean each amount payable in any currency pursuant to the valid sale of an Entitlement of Crude Oil exported from the Project, and any amounts payable on account of interest due by reason of the late payment for Crude Oil, under the Excluded Sales Contracts, in each case net of sales commissions provided for in such contracts or in any sales agency agreements entered into in connection therewith, and not subject to the terms of this Agreement.

“Pan African Energy Security” shall mean an irrevocable letter of credit in favour of TINWORTH in the amount of the Pan African Secured Amount securing payment to TINWORTH of Pan African Energy’s pro-rata share of liabilities under the FPSO Contract.

“Pan African Secured Amount” shall mean the amount of US$847,500 or as amended in accordance with the Security and Amending Agreement.

“Parent Company Guarantee” shall mean the guarantee dated 6 September 2001 by VAALCO Energy, Inc. to TINWORTH of certain obligations under the FPSO Contract.

“Security and Amending Agreement” shall mean the agreement dated November 7, 2002 between Pan African Energy, TINWORTH, and VGEI, in respect of, inter alia, the Pan African Energy Security.

(b)  by amending the defined terms below to read as follows:

“Consortium Members” shall mean collectively VGEI, PetroEnergy, Sasol, and NISSHO, and in each case its successors and permitted assigns under the Production Sharing Contract and the Operating Agreement, excluding, for the purposes of this Agreement, Pan African Energy, unless otherwise agreed to in writing by Pan African Energy pursuant to Section 2.9(d) or if TINWORTH has not confirmed to the Trustee and Paying Agent that it is satisfied that the requirements of Section 2.9(b)(i) have been met.

“Crude Oil Sales Contract Revenues” shall mean each amount payable in U.S. Dollars pursuant to sales of Crude Oil exported from the Project, and any amounts payable on account of interest due by reason of the late payment for Crude Oil, under the Crude Oil Sales Contracts, in each case net of sales commissions provided for in such contracts or in any sales agency agreements entered into in connection therewith, and which, for greater certainty, shall not include Excluded Sales Contracts Revenues.

“Crude Oil Sales Contracts” shall mean:

(i)  each and all of the sales contracts for the marketing and sale of Crude Oil from the Project entered into by the Operator on behalf of itself, those Consortium Members which have provided express written authorisation for the Operator to so act on their behalf, and the Government of Gabon and its assigns and each of the Buyers thereof; and

(ii)  each and all of the Direct Sales Contracts;

as the same may be modified, supplemented or amended, including any extension or renewal thereof, and provided that, for greater certainty, the term “Crude Oil Sales Contracts” shall not include Excluded Sales Contracts and shall be subject to the terms of this Agreement, but a single contractual instrument may consist of an Excluded Sales Contract together with a Crude Oil Sales Contract.

“Crude Sharing Agreement” shall mean the Lifting and Entitlement Scheduling Agreement dated [       ] 2002 among VGEI, Pan African Energy, Sasol, PetroEnergy, and NISSHO, as amended.

“NISSHO” shall mean Energy Resources Japan Etame (Gabon) Limited, formed under the laws of England.

“Secured Obligations” shall mean collectively such obligations owed by the Operator, for itself and as agent for and on behalf of the other Consortium Members to TINWORTH under the FPSO Contract (excluding the Alternate Secured Amount) and the several obligations, if any, owed by the Consortium Members to their respective Subordinate Secured Parties.

“Sasol” shall mean SASOL Petroleum West Africa Limited, an Isle of Man corporation.

2.2  Amendment of Sections 2.1 and 2.2 Designation of Trustee and Paying Agent and Etame Revenue Account

Sections 2.1 and 2.2 of the Trustee and Paying Agent Agreement are amended to read as follows:

“2.1  Designation of Trustee and Paying Agent and Etame Revenue Account

(a)  The Operator hereby appoints J.P. Morgan Trustee and Depositary Company Limited as the Trustee and Paying Agent and J.P. Morgan Trustee and Depositary Company Limited hereby accepts its appointment as Trustee and Paying Agent and its obligations hereunder upon and subject to the terms and conditions of this Agreement.  The Trustee and Paying Agent may delegate all or any of the rights, powers and discretions vested in it by this Agreement pursuant to Section 8.1(k).

(b)  All Crude Oil Sales Contract Revenues shall be paid to the Trustee and Paying Agent. In the event any Consortium Member sells its share of Crude Oil directly under a Direct Sales Contract such Consortium Member shall, as shall be required by the Operator under the Crude Sharing Agreement, appoint J.P. Morgan Trustee and Depositary Company Limited as the Trustee and Paying Agent to which Crude Oil Sales Contract Revenues under its Direct Sales Contract shall be paid.

(c)  Excluded Sales Contract Revenues shall not be paid to the Trustee and Paying Agent. For the avoidance of doubt, each of the Parties acknowledges and agrees that, except as provided for in Section 2.9(d), in no circumstances whatsoever shall any Excluded Sales Contract Revenues be paid to the Operator, its nominees or trustees, including without limitation the Trustee and Paying Agent, or otherwise become subject to the terms of this Agreement, by way of payment into the Etame Revenue Account or Etame Operating Account or otherwise;

(d)  The Trustee and Paying Agent shall establish and maintain the Etame Revenue Account, to which all Crude Oil Sales Contract Revenues and any other monies which may be payable to Consortium Members in respect of any Crude Oil Sales Contracts shall be paid. The Trustee and Paying Agent shall deposit in the Etame Revenue Account each amount of Crude Oil Sales Contract Revenues and any other monies which may be payable to Consortium Members in respect of any Crude Oil Sales Contracts received by it.

2.2  The Operator shall and shall cause any Consortium Member selling Crude Oil under a Direct Sales Contract to send to the Trustee and Paying Agent (i) any Direct Sales Contract promptly following the execution of the contract and (ii) a copy of each invoice at the same time that such invoice is sent to the relevant Buyer.”

2.3  Amendment of Section 2.7 Crude Oil Sales Contracts Assignment

Section 2.7(a) of the Trustee and Paying Agent Agreement is amended by adding the following language at the end of that provision:

“Excluded Sales Contract Revenues are not subject to the Crude Oil Sales Contracts Assignment under this Agreement except as provided in Section 2.9(d).”

2.4  Amendments to Section 2.9 Direct Sales/Crude Sharing Agreements

Section 2.9 of the Trustee and Paying Agent Agreement is amended to read as follows:

(a)  “In the event that any Consortium Member elects to sell its share of Crude Oil from the Project under a Direct Sales Contract, the Operator shall, as applicable, cause such Consortium Member to enter into the Crude Sharing Agreement with the Operator whereby such Consortium Member shall covenant, among other matters, to perform, with respect to the Direct Sales Contracts and Crude Oil Sales Contract Revenues related to such Consortium Member’s share of Crude Oil, the obligations of the Operator under Sections 2.1 (save for the obligation of the Operator referred to in the 2nd sentence of 2.1(b)), 2.2, 2.3, 2.4, 2.5(b), 2.6, 2.7, 2.8, 8.1(a), (i), (m), (p)(iii), and 9.4(c) as more particularly set forth under the Crude Sharing Agreement (including, for avoidance of doubt, an obligation of the Operator to cause any such Consortium Member to duly execute an assignment of such Consortium Member’s rights under such Direct Sales Contract to the Trustee and Paying Agent in accordance with Section 2.5) and to execute an instrument acceding to this Agreement in substantially the form of Schedule I hereto (“Accession Deed”), in which event, the Trustee and Paying Agent shall be entitled to Fees and Expenses and Additional Remuneration in connection therewith pursuant to Section 8.2 and 8.3.

(b)  The Parties agree that during the term of the FPSO Contract TINWORTH shall provide the Trustee and Paying Agent and the Operator with a written notice that:

(i)  it is reasonably satisfied that the Pan African Energy Security is in effect prior to the time of payment for initial deliveries under an Excluded Sales Contract of Pan African Energy, and that the Guaranteed Obligations pursuant to and defined under the Parent Company Guarantee have been reduced by an amount equal to the Pan African Secured Amount; or

(ii)  it is reasonably satisfied that the Alternate Security of a particular Consortium Member is in effect prior to the time of payment for initial deliveries under an Excluded Sales Contract of that Consortium Member, and that the Guaranteed Obligations pursuant to and defined under the Parent Company Guarantee and the amount of the TINWORTH Reserve Account Maximum Balance are, in each case, reduced by an amount equal to the amount secured pursuant to the Alternate Security, provided by such Consortium Member, in such amount as stated therein;

and the parties acknowledge that the Trustee and Paying Agent shall be entitled to rely upon any such notice from TINWORTH without making any further inquiries or verifying the facts stated therein.

(c)  Upon receipt of such written notification, the Trustee and Paying Agent shall disburse from the TINWORTH Reserve Account to such particular Consortium Member an amount equal to the amount of the Alternate Security provided by such Consortium Member.

(d)  Upon written notification to the Trustee and Paying Agent from the Operator and Pan African Energy and/ or any Consortium Member, as provided therein, payment of Excluded Sales Contract Revenues in respect of a particular Excluded Sales Contract may be paid into the Etame Revenue Account, or otherwise Pan African Energy’s or such Consortium Member’s interest under an Excluded Sales Contract may become subject to the terms of this Agreement, and to the application of certain defined terms and provisions under this Agreement, as specifically so consented to in writing by Pan African Energy in respect of its interest in an Excluded Sales Contract or by another Consortium Member in respect of its interest in an Excluded Sales Contract.”

2.5  Amendments to Section 5.2 Payment

The third and fourth paragraphs of Section 5.2 of the Trustee and Paying Agent Agreement are amended to read as follows:

“Second, deposit such amounts in the TINWORTH Reserve Account as may be necessary to ensure that the credit balance of the TINWORTH Reserve Account, including the value of any Permitted Investments and accrued interest in accordance with Section 7, is equal to $1,652,500, as may be adjusted from time to time pursuant to notification from TINWORTH under Section 2.9(b)(ii) (the “TINWORTH Reserve Account Maximum Balance”).

Third, distribute the balance remaining in the Etame Operating Account, if any, to each of the Consortium Member’s Accounts the amounts in accordance with their respective entitlements, as shall be specified in the notice received by the Trustee and Paying Agent from the Operator at least three (3) Business Days prior to the date of such distribution.”

2.6  Amendment to Schedule D

Schedule D of the Trustee and Paying Agent Agreement is amended to read as set out in Annex 1 to this Agreement.

Article 3.
MISCELLANEOUS

3.1  Effect

(a)  All references in the Trustee and Paying Agent Agreement to “this Agreement”, “herein”, “hereof”, “hereunder”, “hereto”, or expressions of like meaning shall be references to the Trustee and Paying Agent Agreement as amended by this Agreement.

(b)  Except as amended hereby, the Trustee and Paying Agent Agreement shall remain in full force and effect and shall be read and construed as one document with this Agreement.

3.2  Governing Law

This Agreement is governed by, and shall be construed in accordance with, the laws of England and Wales.

3.3  Authority

The Operator represents and warrants to the other Parties hereto that it is duly authorised to act for and on behalf of the Consortium Members in entering into this Agreement.

3.4  Further Assurance

So far as permitted by applicable law, the parties to this Agreement will at all times execute all such further documents and do all such further acts and things as may be necessary at any times in the opinion of the Trustee and Paying Agent to give effect to the provisions of this Agreement

3.5  Indemnification

For the avoidance of doubt, Section 8.10 (Indemnification) of the Trustee and Paying Agent Agreement as amended by this First Amendment to the Etame Field Trustee and Paying Agent Agreement shall apply, mutatis mutandis, to this First Amendment to the Etame Field Trustee and Paying Agent Agreement as if set out herein in full.

3.6  Rights of Third Parties

Except in respect of the rights of Pan African Energy or any Consortium Member under an Excluded Sales Contract described herein and as otherwise provided in Section 9.12 of the Trustee and Paying Agent Agreement, none of the terms of this Agreement are intended to be enforceable by any third party under the Contracts (Rights of Third Parties) Act 1999.

3.7  Amendments

This Agreement may not be revoked, amended, modified, varied or supplemented except by an instrument in writing signed by the Parties hereto after submission to the Trustee and Paying Agent of the written consent to such amendment of TINWORTH and the Subordinate Secured Parties, provided that rights of Pan African Energy or any Consortium Member under an Excluded Sales Contract may not be prejudiced or derogated from as described herein without their written consent.

3.8  Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  This Agreement may be executed and delivered by facsimile.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as a deed by their respective duly authorised signatories as of the date first above written.

Executed and delivered as a deed by:

VAALCO GABON (ETAME), INC.

By:	[SIGNED]
Name:
Title:

Executed and delivered as a deed by:

JPMORGAN CHASE BANK

[SIGNED]
Authorised Signatory

In the presence of:

Signature of Witness:	[SIGNED]

Name of Witness:

Address of Witness:

Occupation of Witness:

The Common Seal of:

J.P. MORGAN TRUSTEE AND

DEPOSITARY COMPANY LIMITED

was hereunto affixed in the presence of:

[SIGNED]
Authorised Signatory

[SIGNED]
Authorised Signatory

IN WITNESS WHEREOF, pursuant to Section 9.8 of the Trustee and Paying Agent Agreement, TINWORTH acknowledges and consents to the terms of this First Amendment to Etame Field Trustee and Paying Agent Agreement, executed by its duly authorised signatory as of the date first above written.

TINWORTH LIMITED

By:	[SIGNED]
Name:
Title:

ANNEX 1 TO FIRST AMENDMENT
TO ETAME FIELD TRUSTEE
AND PAYING AGENT AGREEMENT

FORM OF TINWORTH DRAW NOTICE

From:	Tinworth Limited
To:	Trustee and Paying Agent and the Account Bank, Barclays Offshore Banking Unit, Mauritius
Copy to:	The Operator, the other Consortium Members, the Subordinate Secured Parties, PanAfrican Energy Gabon Corporation, c/o PAE PanAfrican Energy Corporation Ltd.
Dated:

Dear Sirs

TINWORTH DRAW NOTICE

Relating to (i) a Trustee and Paying Agent Agreement dated 26 June 2002 between Vaalco Gabon (Etame), Inc., JPMorgan Chase Bank, London Branch and J. P. Morgan Trustee and Depository Company Limited as from time to time modified, supplemented or amended in accordance with the terms thereof (the “Trustee and Paying Agent Agreement”) and (ii) a Security and Amending Agreement dated November 7, 2002 between PanAfrican Energy Gabon Corporation, Vaalco Gabon (Etame), Inc. and Tinworth Limited ( the “Security Agreement”) and the irrevocable letter of credit arrangement between PAE PanAfrican Energy Corporation, Barclays Bank, Mauritius and Tinworth Limited (the “Letter of Credit”) [Drafting Note: further recitations to be added if necessary, to describe Alternate Security provided by other Consortium Members].  Terms not otherwise defined herein shall have the meaning given to them in the Trustee and Paying Agent Agreement.

1.  We hereby certify that the Operator has failed to pay the Compensation in the amount of US$[________] (the “Default Amount”) to TINWORTH under the FPSO Contract on the due date thereof and that all applicable grace periods have expired.  TINWORTH hereby declares that a Payment Default has occurred.

2.  We hereby further certify that the Default Amount is now due and owing to TINWORTH under the FPSO Contract.  We certify that [_______]%1 ([number] per cent) of the Default Amount is now due and owing under the Trustee and Paying Agent Agreement (the “TPA Default Amount”) and [_____]%2  [number] percent) of the Default Amount is now due and owing under the Letter of Credit (the “Letter of Credit Default Amount”).

________________________

•

Pursuant to Section 5.3 of the Trustee and Paying Agent Agreement we hereby direct the Trustee and Paying Agent to distribute the lesser of (i) the TPA Default Amount and (ii) the balance of the TINWORTH Reserve Account up to the TINWORTH Reserve Account Maximum Balance to TINWORTH at the following account:

[specify bank account]

•	Pursuant to the Letter of Credit, we hereby direct Barclays Bank, Mauritius to distribute TINWORTH the lesser of (i) the Letter of Credit Default Amount and (ii) US$[______][3] at the following account:

[specify bank account]

[Drafting Note:  Additional provision in the event other Consortium Members have provided Alternate Security.]

3.  Our notice details for the purpose of receiving communications under the Trustee and Paying Agent Agreement and Letter of Credit are as follows:

Address:
Attention:
Telephone No:
Facsimile No:
Email Address:

4.  We hereby further certify that a copy of this TINWORTH Draw Notice has been sent via international courier to each of the Operator, the other Consortium Members, and the Subordinate Secured Parties as designated on the most recent Schedule A delivered to TINWORTH pursuant to Section 6.1(b) of the Trustee and Paying Agent Agreement.

______________________

1 This percentage shall be equal to the difference between 100% and the PanAfrican Percentage Participation and Participation Percentage of any other Consortium Member that have provided Alternate Security as defined in the Security Agreement.

2 This percentage shall equal to the PanAfrican Percentage Participation, as defined under the Security Agreement.  Additional language to be inserted in the event other Consortium Members provide Alternate Security.

3  This amount shall be equal to the PanAfrican Secured Amount as defined in the Security Agreement.

5.  This TINWORTH Draw Notice shall be governed by, and construed in accordance with, English law.

IN WITNESS WHEREOF, this TINWORTH Draw Notice has been executed and is intended to be and is hereby delivered on the date first above written.

)
)
Executed by [ ]	)	_______________________
As attorney for and on behalf of	)
[ ]

Witness by:

Name:

Address:

VAALCO Gabon (Etame), Inc.

4600 Post Oak Place, Suite 309

Houston, Texas 77027

Tel: (713) 623-0801

Fax: (713) 623-0982

February 1,    2006

Shin-Akasaka Building Akasaka 6-chome, 107-8655 JAPAN Mr. Shinichi Teranishi Manager Energy Project Dept.
Sojitz Etame Ltd. Kokusai Shin-Akasaka Building 1-20, Akasaka 6-chome, Minato-ku Tokyo 107-8655 JAPAN Attn: Mr. Shinichi Teranishi General Manager Offshore Energy Project Dept.	PetroEnergy Resources Corporation 7TH Floor, JMT Condominium Bldg. ADB Avenue Ortigas Center, Pasig City Philippines Attn: Milagros V. Reyes, President

PanAfrican Etame Inc.

C/O PanAfrican Energy Corporation Ltd.

PO Box 332, Sir Walter Raleigh House

48-50 Esplanade, St. Helier, Jersey

Channel Islands JE4 9YA

Attn:  Paul L. Keyes

          Chief Executive Officer

Sasol Petroleum West Africa Ltd. 93 Wigmore Street London W1U 1HJ, United Kingdom Attn: Hans Oesterle, General Manager

RE:    Etame Field Trustee and Paying Agent Agreement Amendment

Ladies and Gentlemen:

Enclosed please find an Amendment to the “Etame Field Trustee and Paying Agent Agreement” fully executed on behalf of all the parties thereto.  In connection with our plan to tie other fields into the FPSO it was necessary to modify the definition in the agreement of the term “Field” by deleting it in its entirely and substituting therefore the term “Etame Block Fields” to take into consideration our discovery of the Avouma, South Tchibala and Ebouri fields and any subsequent discoveries that are granted exclusive exploration authorizations by the government.

I would appreciate it if you would acknowledge and consent to this change by executing this letter in the space provided below for your name and returning it to me by either fax or email.

Very truly yours,

[SIGNED]
W. Russell Sheirman
President & Chief Financial Officer

Agreed to and Accepted
This 9th day of February 2006

By: [SIGNED]
Company:
Name:
Title:

VAALCO Gabon (Etame), Inc.

4600 Post Oak Place, Suite 309

Houston, Texas 77027

Tel: (713) 623-0801

Fax : (713) 623-0982

February 1, 2006

J.P. Morgan Trustee and Depository Company Limited

125 London Wall

London EC2Y 5AJ

(“the Trustee and Paying Agent”)

JPMorgan Chase Bank

Trinity Tower

9 Thomas More Street

Lonclori E1W 1YT

(the  “Account Bank”)

Dear Sirs,

We refer to the agreement made between us entitled “'Etame Field Trustee and Paying Agent Agreement” dated 26 June 2002, as amended on 26 November 2002 (together the “Agreement”).  Words and expressions defined in the Agreement shall have the same meanings when used herein.

Since the Agreement was entered into, certain fields (in addition to the Elame Field) have been discovered within the area covered by the Production Sharing Contract and Operating Agreement and such fields are expected to be brought into production through the same FPSO (as such term is defined in that certain contract styled FPSO Contract for the Provision and Operation of and FPSO for the Elame Field dated August 20, 2001 between Tinworth Limited and VAALCO Gabon (Etame), Inc.) as is used for the Etame field.  It has accordingly been proposed that the arrangements set out In the Agreement should apply with respect to such fields, and to Crude Oil produced therefrom, in the same way as to the Etame field.

Accordingly, it is proposed that, with effect from the date of this letter:

(1)  The definition of “Field” set out in Section 1.1 of the Agreement shall be replaced by the following new definition of “Etame Block Fields”:

“Etame Block Fields” shall mean the exploitation areas within the Etame Block (being the area offshore the southern coast of Gabon identified as the “Delimited Area” (Zone Délimitée”) in the Production Sharing Contract), including the Etame field in the Avouma and South Tchibila fields, and any other fields that contain hydrocarbon accumulations, and in relation to which one or more exclusive exploitation authorizations shall from time to time have been granted by the State of Gabon”:

(2)  all references in the Agreement to the “Field” shall be replaced by references to all or any or the “Etame Block Fields” as the context requires.

Except as amended hereby, the Agreement shall remain in full force and effect and shall be read and construed as one document with this letter agreement.

This letter agreement is governed by, and shall be construed in accordance with, the laws of England and Wales.

We represent and warrant to the other parties hereto that we are duly authorized to act for and on behalf of the Consortium Members in entering into this letter agreement.

So far as permitted by applicable law, the parties to this letter agreement will at all times execute all such further documents and do all such further acts and things as may be necessary at any time to give effect to the provisions of this letter agreement.

For the avoidance of doubt, Section 8.10 (Indemnification) of the Agreement (as hereby amended) shall apply, mutatis mutandis, to this letter agreement as if set out herein in full.

Except in respect of the rights of Pan African Energy or any Consortium Member under an Excluded Sales Contract and as otherwise provided in Section 9.12 of the Agreement, none of the terms of this letter agreement are intended to be enforceable by any third party under the Contracts (Rights of Third Parties) Act 1999.

This letter agreement may not be revoked, amended, modified, varied or supplemented except by an instrument in writing signed by the parties hereto after submission to the Trustee and Paying Agent of the written consent to such amendment of Tinworth and the Subordinate Secured Parties, provided that the rights of Pan African Energy or any Consortium Member under an Excluded Sales Contract may not be prejudiced or derogated from as described in the Agreement (as hereby amended) without their written consent.

This letter agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  This letter agreement may be executed and delivered by facsimile.

This letter agreement shall take effect as a deed and is executed as such by each of the parties hereto.

We should be grateful if you would confirm your agreement with the terms set out in this letter by countersigning this letter as indicated below.

Yours faithfully,

VAALCO GABON (ETAME) Inc.

[SIGNED]
W. Russell Scheirman
President & Chief Financial Officer

Acknowledged and agreed

[SIGNED]	[SIGNED]
JPMorgan Chase Bank, N.A.	J.P. Morgan Trustee and
Depository Company Limited

Acknowledged and consented to by:

[SIGNED]
Tinworth Limited

[SIGNED]
International Finance Corporation

VAALCO Energy, Inc.

[SIGNED]
W. Russell Scheirman
President & Chief Financial Officer

AMENDMENT AGREEMENT

DATED 18 JUNE 2014

BETWEEN

VAALCO GABON (ETAME), INC.

AND

THE BANK OF NEW YORK MELLON, LONDON BRANCH as Trustee and Paying Agent and Account Bank

relating to a Trustee and Paying Agent Agreement

dated 26 June 2002 (as amended on 26 November 2002 and as further amended on 1 February 2006)

CONTENTS

Clause	Page
1. INTERPRETATION	1
2. AMENDMENTS	2
3. REPRESENTATIONS	2
4. MISCELLANEOUS	2
5. GOVERNING LAW	2

Schedule

1. Amendments to the Trustee and Paying Agent Agreement	3

Signatories	4

THIS AGREEMENT is dated 18 June 2014 and made

BETWEEN:

(1)  VAALCO GABON (ETAME), INC., a corporation organized and existing under the laws of the State of Delaware, the United States of America (the Company);

(2)  THE BANK OF NEW YORK MELLON, LONDON BRANCH, with its registered office at One Canada Square, London E14 5AL, in its capacity as the trustee and paying agent (the Trustee and Paying Agent); and

(3)  THE BANK OF NEW YORK MELLON LONDON BRANCH, with its registered office at One Canada Square, London E14 5AL, in its capacity as the account bank (the Account Bank).

BACKGROUND

(A)  This Agreement is supplemental to and amends the Etame Field Trustee and Paying Agent Agreement dated 26 June 2002 (as amended on 26 November 2002 and as further amended on 1 February 2006) between the Company and The Bank of New York Mellon, London branch (the Trustee and Paying Agent Agreement).

(B)  Pursuant to a debenture dated 30 January 2014 between the Company and International Finance Corporation (IFC) (the Debenture), the Company has assigned by way of security to IFC its share of all amounts standing to the credit of certain bank accounts (the “Etame Accounts”) and the Company’s right, title and interest in and to the benefit of the Etame Accounts.

(C)  In the event that the Company assigns by way of security its rights in and to the Etame Accounts, the Company must give notice of such assignment to the Trustee and Paying Agent.  Upon receipt of such notice, the Company and the Trustee and Paying Agent are obliged to amend schedule A of the Trustee and Paying Agent Agreement pursuant to section 6.1(b) of the Trustee and Paying Agent Agreement.

(D)  It is intended that this Agreement takes effect as a deed notwithstanding the fact that a party may only execute this Agreement under hand.

IT IS AGREED as follows:

1.  INTERPRETATION

1.1  Definitions

Capitalised terms defined in the Trustee and Paying Agent Agreement have, unless expressly defined in this Agreement, the same meaning in this Agreement.

1.2  Construction

The provisions of sections 1.2 (interpretation), 9.4 (Disputes and Submission to Jurisdiction) and 9.12 (Third Party Rights) of the Trustee and Paying Agent Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Trustee and Paying Agent Agreement are to be construed as references to this Agreement.

2.  AMENDMENTS

The Trustee and Paying Agent Agreement will be amended from the date of this Agreement by deleting schedule A in its entirety and replacing with a new schedule A as set out in Schedule 1 to this Agreement.

3.  REPRESENTATIONS

3.1  The Company represents, warrants and covenants that:

(a)  it has and will have the necessary power to enable it to enter into and perform its obligations under this Agreement;

(b)  this Agreement constitutes and will constitute its legal, valid, binding and enforceable obligations (except as enforcement may be limited by bankruptcy, moratorium, insolvency, reorganisation or similar laws generally affecting creditors’ rights as well as the awards by courts of relief in lieu of specific performance of contractual provisions); and

(c)  all necessary Authorisations to enable it to enter into this Agreement have been obtained and are, and will remain, in full force and effect.

4.  MISCELLANEOUS

Subject to the terms of this Agreement, the Trustee and Paying Agent Agreement will remain in full force and effect and, from the date of this Agreement, the Trustee and Paying Agent Agreement and this Agreement will be read arid construed as one document.

5.  GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by and construed in accordance with English law.

IN WITNESS WHEREOF this Agreement has been executed as a deed on the date stated at the beginning of this Agreement.

SCHEDULE 1

AMENDMENTS TO THE TRUSTEE AND PAYING AGENT AGREEMENT

SCHEDULE A

CONSORTIUM MEMBERS ACCOUNT AND SUBORDINATE SECURED PARTY
DESIGNATIONS

Consortium Member	Subordinate Secured Party

VAALCO Gabon (Etame), Inc.	International Finance Corporation
United States of America	2121 Pennsylvania Avenue, N.W.
Washington, D.C. 20433
United States of America
Attention: Director, Infrastructure and Natural Resources

SIGNATORIES Company Executed as a deed by VAALCO GABON (ETAME), INC.

By:	[SIGNED]
Name:
Title:

Trustee and Paying Agent Executed as a deed by THE BANK OF NEW YORK MELLON, LONDON BRANCH Acting by its duly authorized signatory:

By:	[SIGNED]
Name:
Title:

Account Bank Executed as a deed by THE BANK OF NEW YORK MELLON, LONDON BRANCH Acting by its duly authorized signatory:

By:	[SIGNED]
Name:
Title: